AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1999
                                                 Registration No.  333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                          AMERICAN ELECTROMEDICS CORP.
                 (Name of Small Business Issuer in Its Charter)

                           ---------------------------
   DELAWARE                            3845               04-2608713
(State Or Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
   of Incorporation      Classification Code Number)   Identification No.)
   or Organization)
                           ---------------------------
                           13 COLUMBIA DRIVE, SUITE 5
                          AMHERST, NEW HAMPSHIRE 03031
                                 (603) 880-6300
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                           ---------------------------
                              MICHAEL T. PIENIAZEK
                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                           13 COLUMBIA DRIVE, SUITE 5
                          AMHERST, NEW HAMPSHIRE 03031
                                 (603) 880-6300
            (Name, Address and Telephone Number of Agent For Service)
                           ---------------------------
                                   COPIES TO:
                               BRUCE A. RICH, ESQ.
                            THELEN REID & PRIEST LLP
                               40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 603-2000
                           ---------------------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

     from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -----------------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
================================================================================
                                           PROPOSED     PROPOSED
                                           MAXIMUM      MAXIMUM
TITLE OF EACH CLASS                        OFFERING     AGGREGATE     AMOUNT OF
OF SECURITIES TO BE        AMOUNT TO        PRICE       OFFERING    REGISTRATION
REGISTERED               BE REGISTERED    PER UNIT(1)   PRICE(1)        FEE
--------------------------------------------------------------------------------
Common Stock, $.10 par     3,362,757        $1.28     $4,304,328.96   $1,196.60
value(2)                    shares
--------------------------------------------------------------------------------
Common Stock, $.10 par      25,000          $3.00       $75,000.00      $20.85
value(3)(4)                 shares
--------------------------------------------------------------------------------
Total                      3,387,757          --            --        $1,217.45
                            shares
===============================================================================
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the bid and asked prices on the OTC Bulletin Board on March 24, 1999.
(2) Includes a presently indeterminate number of shares issued or issuable upon conversion of or otherwise in respect of Registrant's Series B Convertible Preferred Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Preferred Stock will be convertible.
(3) In accordance with Rule 457(g), the registration fee for these shares is calculated upon a price which represents the highest of (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).
(4) Represents shares of Common Stock underlying 25,000 warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                        3,387,757 SHARES OF COMMON STOCK


                          AMERICAN ELECTROMEDICS CORP.



     All of these shares are being offered for resale by existing stockholders.


     These shares consist of 3,362,757 shares issuable on conversion of our Series B preferred stock and 25,000 shares issuable on exercise of our warrants. The number of shares issuable on conversion of the Series B preferred stock and the warrants is subject to adjustment.

     The selling stockholders may sell their shares at various times in usual brokerage transactions at the market price at the time of sale, at prices related to market price or at negotiated prices. The selling stockholders and any agents, broker-dealers or underwriters who act with or for the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock may be deemed underwriting discounts or commissions under the Securities Act of 1933.

     We will not receive any proceeds from the sale of the shares but we will receive $75,000 if all the warrants are exercised. We agreed to pay all expenses of registration of these shares, but we will not pay the selling stockholders' selling and brokerage expenses.

     Our stock is traded in the over-the-counter market on the OTC Electronic Bulletin Board under the symbol AMER. On March 24, 1999, the closing bid and asked prices were $1.25 and $1.31.


                               ------------------


     We urge you to read and consider the information we provide to you in this prospectus about our company and the common stock. In addition, we ask that you consider the risk factors noted on pages 5 through 11 in light of your investment objectives and the fact that an investment in shares of common stock involves a high degree of risk.

                                 ---------------


     These securities have not been approved by the SEC or any state securities commission, nor have those organizations determined that this prospectus is accurate or complete. Any representation otherwise is a criminal offense.

                  The date of this prospectus is          1999
                                                 --------,

                                     SUMMARY

     This section is only a summary of this prospectus and does not contain all the information about our business that may be important to you. You should read the entire prospectus, especially the risk factors, the consolidated financial statements and the notes section, before deciding to invest in shares of our common stock. This summary describes our new business that emerged as a result of acquiring two other companies and our plans to sell a significant portion of our present business line in order to concentrate our business. As a result, much of the business described in this prospectus is very different from the business in which we may be engaged in the foreseeable future.

     In November 1996, the Company effected a one-for-five reverse split of its Common Stock. All share and per share information in this Prospectus is on a post-split basis.

                                  OUR BUSINESS

     We operate a medical equipment business through our four operating units:


          - our Equidyne Systems subsidiary which developed and recently commenced marketing the INJEX(TM) needle-free drug injection system,

          - the U.S. intraoral dental camera unit is operated through our Dynamic Dental Systems subsidiary,

          - our Rosch GmbH Medizintechnik subsidiary, a marketing and distribution company based in Berlin, Germany, through which we conduct much of our foreign and export sales, and

          - the audiometrics unit manufactures and sells Tympanometers(R) and the Pilot(R) Audiometer.


     On January 5, 1999, we announced a change of our business direction. We decided to focus all our business resources on Equidyne Systems. Equidyne developed the INJEX(TM) needle-free drug injection system. This system is intend to eliminate risks of contaminated needle stick accidents and the resulting diseases from hypodermic needles and syringes.

     Equidyne holds two U.S. patents for features of the INJEX(TM) system. In addition, it received U.S. FDA 510(k) clearance to market the system in the U.S. Equidyne will begin marketing the system in the U.S. in late spring or early summer 1999. At the start, Equidyne will market the system through exclusive arrangements with medical products distributors. Equidyne is discussing licensing and joint development agreements with pharmaceutical companies in the U.S. to market the system. Equidyne also has plans to market its products overseas. It now has distribution arrangements in Japan and Mexico and will, when it receives regulatory approval in Europe, use the same marketing plans there as it uses in the U.S. We anticipate receiving European regulatory approval in late spring or early summer 1999 and when it is granted, we will begin European sales.

     On February 3, 1999, we sold 1,600 shares of Series B 5% convertible preferred stock at a purchase price of $1,000 per share for total price of $1,600,000, together with warrants to purchase of 25,000 shares of common stock at an exercise price of $3.00 per share exercisable until January 31, 2002. We used the net proceeds of $1,500,000 (after offering expenses) to repay $650,000 of notes and for general working capital purposes.

     At this time, the largest segment of our business is intraoral dental camera systems sales. Our intraoral camera systems display close-up high quality color video or digital images of patients' teeth and gums. These images help dental care providers to treat dental health and hygiene problems. Dental care providers use our systems so that patients can better see, understand and accept treatment recommendations. We also make the Tympanometer(R). It's a diagnostic instrument which applies air pressure and sound to the ear drum, to identify diseases and disorders of the middle ear not usually detected by standard hearing tests.

     In order for us to change our business direction, we are looking to sell our U.S. dental and audiometrics business units. We retained an investment banking firm to manage the sale of those units.

     Our company was incorporated under Delaware law on January 28, 1977. Our executive offices are at 13 Columbia Drive, Suite 5, Amherst, New Hampshire 03031, and our telephone number is (603) 880-6300.


                                  THIS OFFERING


SECURITIES OFFERED........................    3,387,757 shares of common
                                              stock at various times by the
                                              selling stockholders.


COMMON STOCK OUTSTANDING..................    7,668,464 shares as of
                                              March 25, 1999.

RISK FACTORS..............................    An investment in common stock
                                              involves a high degree of risk,
                                              including recent financial losses,
                                              a highly competitive industry,
                                              need for market acceptance of a
                                              new product, ability to
                                              manufacture the new product at
                                              high quality control standards and
                                              at projected costs, regulatory
                                              compliance, changing healthcare
                                              policies both domestically and
                                              abroad, and technological changes.

USE OF PROCEEDS...........................    We will receive none of the
                                              proceeds of the sale of the common
                                              stock. We will receive $75,000
                                              upon the exercise of the warrants
                                              of which 25,000 underlying
                                              shares of common stock are being
                                              registered for sale. We will use
                                              any of those proceeds for general
                                              corporate purposes.

OTC ELECTRONIC BULLETIN BOARD
         SYMBOL...........................    "AMER"


                                  RISK FACTORS


     Turn to the Risk Factors section of this prospectus for information on some of the risk factors that should be considered before investing in the common stock.

                   SUMMARY FINANCIAL AND OPERATING INFORMATION

     This summary financial information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this Prospectus. All numbers are in thousands, except for share and per share amounts.



                              --------------------------------------------------
                                                 YEAR ENDED
--------------------------------------------------------------------------------
SUMMARY OF OPERATIONS        7/31/98    7/31/97    7/27/96    7/29/95    7/30/94
--------------------------------------------------------------------------------
Net sales                     $7,025     $2,309     $3,337     $2,443     $1,965
--------------------------------------------------------------------------------
Income (loss) before          (3,674)      (926)       467        184         61
provision for income taxes
--------------------------------------------------------------------------------
Net income (loss)             (3,674)      (926)       442        172         57
--------------------------------------------------------------------------------
Net income (loss) per common
share:
     Basic                     (1.01)      (.37)       .18        .08        .03
     Diluted                   (1.01)      (.37)       .18        .08        .03
--------------------------------------------------------------------------------
Weighted average           4,687,707  2,510,296  2,493,854  2,238,483  1,833,666
  common shares
--------------------------------------------------------------------------------

                                                -------------------------------
                                                       SIX MONTHS ENDED
-------------------------------------------------------------------------------
SUMMARY OF OPERATIONS                           1/31/99                 1/31/98
-------------------------------------------------------------------------------
Net sales                                        $4,396                  $3,635
-------------------------------------------------------------------------------
Income (loss) before provision
for income taxes                                 (2,642)                     46
-------------------------------------------------------------------------------
Net income (loss)                                (2,642)                     44
-------------------------------------------------------------------------------
Net income (loss) per common share:
  Basic                                            (.40)                    .01
  Diluted                                          (.40)                    .01
-------------------------------------------------------------------------------
Weighted average common shares                7,217,218               3,282,142
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                           As of       AS OF       AS OF      AS OF      AS OF
FINANCIAL POSITION        1/31/99     7/31/98     7/31/97    7/27/96    7/29/95
-------------------------------------------------------------------------------
Total assets              $11,906     $11,458      $3,060     $2,771     $1,513
-------------------------------------------------------------------------------
Working capital            (1,118)        793       1,060        906        915
 (deficit)
-------------------------------------------------------------------------------
Long-term debt                -0-         -0-       1,100         94          0
-------------------------------------------------------------------------------
Stockholders' equity        6,450       8,512       1,168      1,948      1,196
-------------------------------------------------------------------------------

                                  RISK FACTORS

     Investing in the shares of common stock of the company involves a high degree of risk and should be considered extremely speculative. These shares should not be purchased by persons who cannot afford to lose their entire investment. Prospective investors should carefully consider the risk factors before investing.

     The information in this prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. For example, there are statements about our plans, beliefs, expectations and intentions. Our actual results could differ greatly from the results mentioned in the forward- looking statements. Factors that could cause or contribute to these differences include the risk factors we mention in this section of the prospectus in addition to information set out elsewhere in this prospectus. Our cautionary statements should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

Financial Risks

     WE RECENTLY EXPERIENCED ECONOMIC LOSSES. We had a net loss of $3,674,000 (or $1.01 per share) for the fiscal year that ended on July 31, 1998. Compare this to our net loss of $926,000 (or $.37 per share) for the fiscal year that ended on July 31, 1997.

     We had a net loss for the six-month period that ended on January 31, 1999 of $2,642,000 (or $.40 per share). Compare this to our net profit of $44,000 (or $.01 per share) for the same six-month period in 1998.

     At January 31, 1999, we had a working capital deficiency of $1,118,000, that being the amount our current liabilities exceeded our current assets. Our auditor's report for the July 31, 1998 financial statements contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going business.

     Our losses in fiscal 1999 to date were because (1) we changed from using a major distributor for sales of dental cameras in Europe to direct sales, (2) of increased marketing and promotion activity, (3) of lower gross profits on cameras compared to gross profits on sales of our other products, and (4) of amortization of deferred compensation for consultants and options granted in connection with acquisitions.

     The increase in sales in fiscal 1999 was because (1) we accounted for sales made by Rosch on a consolidated basis and (2) of sales of new intraoral dental camera systems.

Business and Regulatory Risks

     WE PLAN TO CONCENTRATE OUR BUSINESS ON ONE NEW PRODUCT. On January 5, 1999, we announced our intention to focus all our resources on the development and marketing of Equidyne's INJEX(TM) system and to sell our dental and audiometrics business units. Equidyne is still developing the INJEX(TM) system and only recently started marketing this system. The system has not been commercially accepted, and will compete with other products. Some of these other products are owned by large companies with far greater resources than our company and are being used in the marketplace. In addition, the system may require substantial amounts of money to develop, manufacture and sell. We cannot assure investors that we will be successful in developing and marketing the INJEX(TM) system or in obtaining the additional monies which are needed for this development and marketing. Moreover, we cannot assure investors that we will find a buyer for our U.S. dental and audiometrics units.

     OUR BUSINESS AND OUR COMPANY ARE HEAVILY REGULATED BY THE GOVERNMENT. Government regulation in the U.S. and foreign countries is a major factor that can contribute to the success or failure of our business plans. In the U.S., all medical devices including our existing products and products that we are developing, are regulated by the federal government, chiefly by the FDA, and also by state and local law. These regulations govern the development, testing, manufacture, labeling, storage, premarket clearance and approval, advertising, promotion, sale and distribution of medical products. Medical devices that are marketed abroad are regulated by foreign governments.

     The process for obtaining FDA premarket clearance for medical devices is generally lengthy, expensive and uncertain. Securing FDA market clearance often requires applicants to submit extensive information to the FDA. Even if granted, the FDA can withdraw product clearances for failure to comply with regulatory requirements or if unforeseen problems occur after marketing has already begun.

     We cannot assure investors that we will be able to obtain necessary FDA clearances on a timely basis, if at all, for products we are developing now or in the future. Our business would suffer if:

          -    receipt of clearances is delayed,

          -    we fail to receive clearances, or

          -    we fail to comply with existing or future FDA requirements.


     Even if granted, FDA clearances may include limitations on how our products may be used. Also, if we change any of our products after obtaining the required clearances, those products are again subject to FDA review and clearance. We cannot assure investors that required clearances, once we obtain them, will not be withdrawn or that they will remain in place. If we, or the outside manufacturers of components of our products, fail to comply with applicable FDA or other regulatory requirements, we (and they) are subject to sanctions.

     FDA regulations also require that we follow "Good Manufacturing Practices." Those regulations include validation testing, quality control and documentation procedures. In order to determine if we are in compliance with those regulations, we and any outside manufacturers we use are subject to inspections by the FDA.

     Even though we believe that our products and procedures are in compliance with all relevant FDA requirements, if we fail to obtain clearances for new products or fail to comply with the regulations, it would severely hurt our business.

     Medical devices made in the U.S. and sold outside the U.S. are subject to U.S. export requirements. All medical devices sold outside the U.S. are regulated by foreign governments. The laws regulating imported medical devices vary from country to country and the process for obtaining approval in foreign countries may be different from the required FDA approval process. We cannot assure investors that we will be able to obtain regulatory approvals or clearances for our products in foreign countries.

     OUR BUSINESS IS HIGHLY COMPETITIVE; THERE IS ALSO A RISK THAT OUR PRODUCTS MAY BE MADE OBSOLESCENT BY NEW TECHNOLOGY. Our business of manufacturing and distributing medical and dental products is very competitive. We compete with many other companies. Some of those companies are major manufacturers and distributors. In the intraoral dental camera business, we compete with at least five major companies in the video market. The digital equipment market has not been in existence as long but we anticipate growing competition in this market also. In the audiometrics business, some of our competition recently consolidated and this resulted in reducing prices of audiometrics products. This could affect the sale price of our audiometrics unit.

     The competition for our injection system primarily is from traditional hypodermic needles and syringes. They are used for the vast majority of injections administered today. In order to make needles and syringes easier and safer to use, other companies developed syringes with hidden needles, spring-powered needle injectors and injectors with sheathed needles. These are sometimes called safety syringes. In addition to competing with traditional hypodermic needles and syringes and safety syringes, our needle-free injection system also competes with other needle-free injection devices. Our competition in the needle-free injection market is mostly limited to other small companies with modest financial and other resources. However, the barriers to entry into the needle-free injection market are now low. Additional competitors may enter the needle-free injection system market, including companies with far greater resources and experience than we have. Further, our major competitor in the needle-free injection business is now working with the largest producer of needles and syringes in order to manufacture a new design of disposable needle-free system. We cannot assure investors that we will be able to compete effectively with current or future competitors in the needle-free injection market. Competition in this market could force us to reduce the price of our system below the level currently planned. Downward pricing pressure in the industry could hurt our operations.

     Drugs are usually injected only when other delivery methods (such as pills or liquids taken orally) are not possible. In particular, biopharmaceutical proteins (drugs derived from living organisms, such as insulin and human growth hormone) cannot currently be delivered orally, transdermally (through the skin) or pulmonarily (through the lungs). Many large and small companies are engaged in research and development to develop new techniques to deliver these drugs without injection. For example, Pfizer, Inc. recently announced successful human trials of a device to inhale insulin. They are competing with several other large companies to develop such a device. If they are successful, it would likely hurt our operations, business, financial condition and general financial future.

     Most of our competitors in all areas of our business have greater financial and other resources than we have. As a result, those other companies may begin to develop, manufacture, market and distribute medical devices which are similar to or superior to the our products.

     WE DEPEND ON PROPRIETARY TECHNOLOGY RIGHTS; MOST OF OUR PRODUCTS ARE NOT PATENTED. Our success will depend in part on our ability to protect proprietary (ownership) rights to our products and to operate our business without infringing on the proprietary right of other parties. We do not hold any patents on our products except for those obtained on our needle-free injection system. We hold two U.S. patents and have applied for nine foreign patents on that system.

     The validity and breadth of claims in medical technology patents involve complex legal and factual questions. Future patent applications may not be issued, the scope of any patent protection may not exclude competitors and it may not provide competitive advantages to us. Further, our patents may be found to be invalid, and other companies may claim rights in (or ownership of) the patents and other proprietary rights held or licensed by us. Also, our existing patents might not cover products we want to bring out in the future. Moreover, when key patents expire, the inventions will enter the public domain.

     Since patent applications in the U.S. are maintained in secrecy until the patent is issued, our products may infringe patents issued to others. If our products are found to infringe competitors' patents, we may have to modify our product to avoid infringement. It is possible that our modified products would not be commercially successful.

     IF MEDICAL INSURERS AND HEALTH MAINTENANCE ORGANIZATIONS DECIDE NOT TO REIMBURSE PATIENTS FOR USE OF OUR PRODUCTS, IT COULD HURT OUR BUSINESS. Our ability to commercialize our products successfully will depend in part on the extent to which governmental authorities (such as the U.S. Health Care Financing Administration), private health insurers and other organizations such as health maintenance organizations (HMOs) agree to reimburse for our products and related treatments. The levels of revenues and profitability of companies like ours may be affected by the continuing efforts of governments and third party payors to contain or reduce the costs of healthcare through various means including limiting prices paid for medical products. In both the U.S. and in other countries, diagnostics and the sale of medical products are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government insurance programs (Medicare and Medicaid) and private corporate health insurance plans. Third party payors are increasingly challenging the prices charged for diagnostics and medical products and, in some cases, refusing payment for diagnostics and medical equipment they deem inappropriate. The cost containment measures that health care providers and third party payors are instituting and any proposed future health care reform measures, including reductions in government reimbursement programs such as Medicare and Medicaid, could affect our ability to sell our products.

     IN ORDER TO SUCCEED, WE MUST BE READY TO RESPOND TO TECHNOLOGICAL CHANGE AND BRING NEW PRODUCTS TO MARKET. We are in the "high tech" end of the health care industry. This industry experiences very rapid technological change and frequent introductions of new products. As a result, our future growth and profitability depend in part on our ability to respond to technological changes in addition to successfully developing and marketing new products. We cannot assure investors the we will be able to do so.

     WE MAY BE SUED BECAUSE OF OUR PRODUCTS. If our products malfunction or are misused, it could result in injury to patients and subject us to liability and expenses in contesting claims against us. We maintain insurance coverage of $4,000,000 per occurrence and $5,000,000 in the aggregate with a deductible of $5,000. Insurance in these amounts is customary in the industry. However, we cannot assure investors that our insurance will be enough to cover any potential liability. Further, if we are not able to obtain insurance because of either a successful claim against us or because of insurance industry trends, we may have difficulty obtaining product liability insurance or we could be forced to pay very high premiums. We cannot assure investors that insurance coverage will continue to be available on commercially reasonable terms or at all. In addition, we cannot assure investors that insurance will adequately cover any product liability claim against our company. If a product liability or other claim for which we are uninsured or a claim for more that we are insured is successful, it could hurt our business, financial condition and operations.

     SOME OF OUR KEY PERSONNEL WOULD BE DIFFICULT TO REPLACE AND THE LOSS OF ANY ONE OF THEM COULD HURT OUR BUSINESS. Our success is highly dependent on our ability to attract and retain highly qualified personnel, including Thomas A. Slamecka, Chairman of the Board, and Michael T. Pieniazek, President, Chief Financial Officer and Secretary, and the principal officers of our subsidiaries. Competition for qualified personnel is intense, and we cannot assure investors that we will be successful in attracting and retaining key personnel in the future. If we fail to do so, it could hurt our company. We do not carry any "key-man" insurance on the life of any of our officers.

Additional Business Risk Factors Relating to Needle-Free Injection Business

     THE MARKET MAY NOT ACCEPT OUR NEW PRODUCT. The success of our needle-free injection system will depend on market acceptance of the system as an alternative to needle injections. Our competitors' needle-free injection systems have had only limited success in this area. We believe this is because of the size, cost and complexity of their systems. The differences in our needle-free system which make it easier and less costly to use may not be enough to overcome reluctance of the marketplace to accept the system. We cannot assure investors that we will be successful in these efforts or that our needle-free system will ever gain enough market acceptance to become profitable.

     THE SUCCESS OF OUR NEW PRODUCT WILL DEPEND ON OUR ABILITY TO ENTER INTO SUPPORTING AGREEMENTS WITH OTHER COMPANIES. We believe that the introduction and acceptance of our system depends in part on the success of our efforts in obtaining licensing arrangements with pharmaceutical and medical device companies. These arrangements would cover the development, manufacture or use of the system with specific drug therapies. We anticipate that under these arrangements these companies will assist in the development of systems for drug therapies and participate in collecting data for regulatory approval of the system with the licensed drug therapy. These companies also will be responsible for distribution and marketing of the systems for these drug therapies
(either worldwide or in specific territories). We cannot control how these companies will use their resources toward these goals. They may make decisions about when a drug is introduced, how much of a drug will be sold, competition, FDA approvals and patent and trademark lawsuits. These decisions could benefit or hurt sales of the system.

     WE HAVEN'T MANUFACTURED OUR INJECTION SYSTEM FOR VERY LONG OR IN GREAT QUANTITIES. Our experience manufacturing our needle-free injection system involves only small quantities for testing and demonstrations. Our plans for the system require us to develop a manufacturing and assembly process able to produce enough systems and components to satisfy demand. All components of the system must be manufactured in compliance with government requirements, in a timely manner and in sufficient quantities while maintaining quality and acceptable manufacturing costs. Some manufacturing will be done by sub-contractors over which we will not have any control. In developing these manufacturing and production methods and relationships, we may encounter difficulties, including problems with:

          -    yields,
          -    quality control and assurance,
          -    product reliability,
          -    manufacturing costs,
          -    new equipment,
          -    component supplies and
          -    shortages of personnel,

any of which could result in production delays. We cannot assure investors that we will be successful at production and manufacture of our needle-free injection system.

     THE SUCCESS OF OUR NEW PRODUCT WILL DEPEND ON OUR ABILITY TO OBTAIN A STEADY STREAM OF PARTS AND COMPONENTS FROM OTHER COMPANIES. We already chose the companies to supply us component parts for the needle-free injection system. However, government requirements that apply to medical device manufacturing can make substituting any of these suppliers costly and time-consuming. We cannot assure investors that we will enter into agreements with suppliers that are capable of delivering enough components to meet our demands, on acceptable terms or at all. All of the following could hurt our ability to manufacture and market our products:

          -    an inadequate supply of component parts,
          - an inability to obtain parts from sources other than our usual supplier,
          -    a reduction or interruption in supply, and
          -    an increase in the price of components.

Market Risks

     THE VALUE OF STOCKS IS VOLATILE. Stock markets experience periods of extreme volatility. Many times these periods are unrelated to the operating performance of common stock or to public announcements concerning the issuers of the stock. Our common stock is not actively traded. The bid and asked prices have fluctuated significantly. In the past two fiscal years, the stock traded from a high of $5.16 to a low of $0.66 (after giving effect to a one-for-five reverse stock split in November 1996). The following factors could affect the price of the stock:

          -    general market price declines,
          -    market volatility (especially for low priced securities), and
          -    factors related to the general economy or our company.

     All of the shares registered for sale on behalf of the selling stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. We filed a Registration Statement of which this prospectus is a part to register these restricted shares for sale into the public market by the selling stockholders. In addition, in March 1999, the SEC declared effective our registration statement by which we registered restricted shares for other selling stockholders. The combined effect of both registration statements is to increase the number of unrestricted shares. A sudden increase in the amount of unrestricted shares may cause the price of the stock to go down and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain "restricted shares" in the hands of the holder, except for those held by non-affiliates, for a period of two years, calculated pursuant to SEC Rule 144.

     LACK OF DIVIDENDS. We have never declared any cash dividends on our common stock. If we were to become profitable, we expect that all earnings would be retained to support the business of our company. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.

     WE RESERVED SOME OF OUR UNISSUED SHARES FOR FUTURE SALE. On January 31, 1999, we had 1,859,633 shares of common stock reserved for exercise of options and warrants. Our Series A preferred stock is convertible into shares of common stock at a conversion rate of $1,000 per share divided by the lower of (i) $4.00 or (ii) 75% of the average closing bid price for the common stock for the five trading days immediately before the conversion date.

     Our Series B Preferred Stock is convertible into shares of common stock at a conversion rate of $1,000 per share divided by the lower of (i) $2.00 or (ii) 75% of the average closing bid price for the common stock for the five trading days immediately before the conversion date.

     Since there is no minimum conversion price on either the Series A or Series B Preferred Stock, a reduction of bid price could require us to issue a great amount of common stock on conversion of either the Series A or Series B stock. When large amounts of common stock are sold or become available for sale in the public market, it could lower the market price of the common stock and hurt our ability to raise additional capital by selling our equity securities.

     OUR COMMON STOCK COULD BECOME A "PENNY STOCK" AND, IF IT DOES, IT COULD BE HARDER TO SELL IN THE SECONDARY MARKET. If our stock price dropped and there were certain adverse changes to our net tangible assets and revenues, our common stock might be subject to certain rules, called penny stock rules. Those rules impose additional sales practice requirements on broker-dealers who sell those securities. For any transaction involving a penny stock, the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the SEC relating to the market for penny stocks. The broker-dealer also must disclose the commission payable to both the broker-dealer and its registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the customer's account.

     Although we believe that our common stock is not penny stock, in the event our common stock subsequently becomes characterized as a penny stock, our market liquidity could be severely affected. If that happens, the regulations relating to penny stocks could limit the ability of broker-dealers to sell our common stock in the secondary market.

     OUR ANTITAKEOVER PROTECTIONS COULD HURT OUR STOCK PRICE. There are provisions in our Certificate of Incorporation and in Delaware law that could discourage takeover proposals and could delay or even prevent a change in control of our company by others. These provisions may work to lessen the chance for stockholders to sell their shares in tender offers, including tender offers at a price above the market price of the common stock. These provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts. Our Board of Directors, without stockholder approval, has the power to issue preferred stock in order to delay or prevent a change in control. If this kind of preferred stock is issued, it could either hurt the voting power of common stockholders or cause them to lose voting control to others.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of common stock by the selling stockholders. We will receive $75,000 on the exercise of all of the warrants and use it for general corporate purposes.

     We will bear the expenses of the registration of these shares of common stock and estimate that these expenses will be approximately $35,000.


                                 DIVIDEND POLICY

     We have never paid any cash dividends on our common stock and our Board of Directors has no present intention of declaring any cash dividends in the foreseeable future. If we were to become profitable in the future, we expect that all earnings would be retained to support the business of our company.


             THE MARKET FOR OUR STOCK AND OTHER STOCKHOLDER MATTERS

Principal market and market prices of our common stock

     Our common stock is traded in the over-the-counter market on the OTC Electronic Bulletin Board under the symbol AMER. The table below states the high and low bid prices of our common stock for the fiscal years ended July 31, 1998 and 1997 and the seven months ended February 28, 1999. As with other share information in this prospectus, the table gives effect to the one-for-five reverse stock split which took place on November 8, 1996. The prices in the table are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.


------------------------------------------------------------------------------
                        FISCAL YEAR           FISCAL YEAR       FISCAL YEAR
                          ENDING                 ENDED             ENDED
 FISCAL PERIOD             7/31/99              7/31/98           7/31/97
-------------------------------------------------------------------------------
                        High      Low         High     Low        High    Low
------------------------------------------------------------------------------
 First Quarter          $4.31    $2.38       $1.88    $1.00       $5.16   $3.13
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    Second Quarter       2.31      .88        1.50      .66        4.38    1.88
-------------------------------------------------------------------------------
    Third Quarter        1.94*    1.03*       4.94      .88        3.75    1.38
-------------------------------------------------------------------------------
    Fourth Quarter                            4.81     3.19        1.63     .84
-------------------------------------------------------------------------------
*  Through March 25, 1999.

Approximate number of holders of our common stock

     On February 28, 1999, there were approximately 203 stockholders of record of our common stock. We believe that a great number of the shares are held in nominee ("street") name for beneficial owners.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     This prospectus includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Forward looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially. The
Company's expectations and beliefs are expressed in good faith and are believed by the Company to have a reasonable basis but there can be no assurance that management's expectations, beliefs or projections will be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements: the ability of the Company to concentrate its business on one new product, the ability of the Company to divest itself of two business units, the availability of debt or equity capital to fund the Company's capital requirements, and government regulation of the Company's products and manufacturing processes.


Comparison of Three and Six Month
Periods Ended January 31, 1999

     Net sales for the three and six month periods ended January 31, 1999 were $2,290,000 and $4,396,000, respectively, compared to $1,805,000 and $3,635,000 for the three and six month periods ended January 31, 1998. The increase in sales in fiscal 1999 was attributable to the acquisitions of Dynamic Dental in April 1998 and Equidyne in May 1998.

     Cost of sales for the three and six month periods ended January 31, 1999 were 63.5% and 60.8%, compared to 45.5% and 51.7% of net sales during the same periods in the prior year. The increase in cost as a percent of sales can be attributed to the product mix which included sales of Dynamic Dental in fiscal 1999. The intraoral dental camera and related product lines in the U.S. generally produce lower gross margins than the Company's other product lines.

     Total operating expenses for the three and six month periods ended January 31, 1999 were $2,043,000 and $4,093,000, respectively, compared to $903,000 and
$1,590,000 for the comparable prior year periods. The 1999 amounts reflect increased marketing, promotional, and development activity. The fiscal 1999 amounts also include the selling, general and administrative expenses of Dynamic Dental and Equidyne, acquired in April and May 1998, respectively. The increase also includes $399,000 and $832,000 for the three and six month periods ended January 31, 1999, respectively, for amortization of deferred compensation for consultants and for options granted in connection with the acquisitions of Dynamic Dental and Equidyne. This amortization relates primarily to the deferred compensation recognized in connection with the Company's consulting agreement with Liviakis Financial Communications, and was fully amortized as of March 15, 1999.

     Net loss for the three and six month periods ended January 31, 1999 were $1,356,000, or $.20 per common share, and $2,642,000, or $.40 per share compared to a net profit of $64,000, or $.02 per share, and $44,000, or $.01 per share for the same periods in the prior fiscal year. The decrease in net results is primarily attributable to increased selling, general and administrative costs and decreased gross margins.

Comparison of Fiscal Years Ended
July 31, 1998 and July 31, 1997

     Consolidated net sales were $7,025,000 for the fiscal year ended July 31, 1998 ("Fiscal 1998") compared to $2,309,000 during the fiscal year ended July 31, 1997 ("Fiscal 1997"). The $4,716,000 increase in sales was attributable to accounting for Rosch GmbH on a consolidated basis, as well as from the inception of sales of the intraoral dental camera system.

     Net loss for Fiscal 1998 was $3,674,000, or $1.01 per share, compared to a net loss of $926,000, or $.37 per share, for Fiscal 1997. The overall decrease in profits in Fiscal 1998 was primarily the result of operating losses resulting from the United States introduction of dental cameras and Rosch GmbH transitioning from utilizing a major distributor for the sale of its dental cameras in Europe to direct sales. The net loss for Fiscal 1998 includes approximately $1 million for deferred compensation for consultants and for options granted in connection with acquisitions.

     Cost of sales, as a percentage of net sales, for Fiscal 1998 was 66.8% versus 56.8% for Fiscal 1997. The increase in cost as a percentage of sales can be attributed to the product mix which included sales of Rosch GmbH on a consolidated basis. As the Company's sales mix becomes more significantly related to dental camera products, and as costs of sales for dental camera products is greater than for other product lines, as expected, costs of sales as a percentage increased.

     Selling, general and administrative expense (SG&A) and research and development (R&D) expense increased in Fiscal 1998 over Fiscal 1997. The Company attributes the $3,924,000 increase in SG&A expenses to increased marketing and promotional activity, increased corporate activity, accounting for Rosch GmbH on a consolidated basis and the acquisition of Dynamic Dental and Equidyne. General and administrative expenses increased by $2,357,000 as a result of aggressive corporate development and the retention of senior level executives. These costs are more fixed in nature. Selling expenses increased by $1,567,000 as a result of the introduction of dental cameras in the United States. These selling expenses were high as a result of heavy promotion at the front end of the product introduction period and should become more variable over time.

Liquidity and Capital Resources

     Working capital (deficit) of the Company at January 31, 1999 was $(1,118,000), compared to $793,000 at fiscal year ended July 31, 1998. The $1,911,000 decrease in working capital primarily reflects the effect of operating losses. In February 1999, the Company received gross proceeds of $1,600,000 upon a private placement of 1,600 shares of Series B Convertible Preferred Stock. As mentioned in Note 4 to the unaudited consolidated financial statements for the period ended January 31, 1999, the Company used $650,000 of the proceeds to repay portions of its short-term indebtedness, and the remaining proceeds of $850,000 (net of offering costs of $100,000) is being used for general working capital purposes.

     The Company has incurred net losses of $1,356,000 and $2,642,000 respectively, for the three and six month periods ended January 31, 1999, as well as a net loss of $3,674,000 for the year ended July 31, 1998. This and other factors, such as working capital needed for the Company's operations, requires additional funding beyond that which the Company currently has available. The Company therefore will need to immediately raise additional capital.

     The Company announced on January 5, 1999, that it intends to change the Company's business strategy and direction in order to focus all of its resources on Equidyne, and the continued development of the INJEX(TM) system. The Company plans to effect this change through the sale of its audiometrics and U.S. dental (Dynamic Dental) business units. The proceeds from such sales would likely provide additional working capital, and reduce the Company's expected short-term working capital needs by eliminating the operating losses those business units have been incurring. In addition, the Company continues to seek other sources of additional working capital through equity and/or debt placements or secured financing. No assurance can be given that the Company's plans to sell its audiometrics and U.S. dental business units will be successfully achieved, or that such other financing arrangements will be obtained. Further, no assurance can be given that such sales or financing arrangements would be successfully completed within the necessary time frame and, if so, on terms not dilutive to existing stockholders.

     In September 1998, the Company entered into a $505,000 line-of-credit with Guardian Financial Services, Inc. (owned by an officer of the Company). This line-of-credit is due on demand and bears an interest rate of 10% per annum. As of January 31, 1999, $425,000 was outstanding under this line-of-credit, which expired on February 28, 1999, and remains outstanding as a demand lona, which is to be secured by substantially all assets of the Company.

     On January 29, 1999, the Company entered into a $50,000 Promissory Note bearing interest at 11.5%, and maturing on February 15, 1999. The Company's $600,000 term loan, originally due to expire on November 25, 1998, has reverted to a demand loan and was still outstanding at January 31, 1999. The $650,000 total balance was paid in full on February 3, 1999.

     As a result of the foregoing, substantial doubt exists about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Year 2000

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs or hardware that have date-sensitive software embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     Based on recent assessments, the Company determined that it will be required to modify or replace significant portions of its software and certain hardware so that those systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications or replacements of existing software and certain hardware, the Year 2000 Issue can be mitigated. However, if such modifications and replacements are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

     The Company's plan to resolve the Year 2000 Issue involves the following four phases: assessment, remediation, testing and implementation. To date, the Company has substantially completed its assessment of all systems that could be significantly affected by the Year 2000. The assessment indicated that most of the Company's significate information technology systems will be affected, including its financial information system which includes its general ledger, accounts payable, billing and inventory systems. The assessment was also undertaken on the Company's products, which are also at risk, as they utilize software and hardware (embedded chips) as well. However, based on its review of its product line, the Company has determined that most of the products it has sold and will continue to sell do not require remediation to be Year 2000 compliant. Accordingly, the Company does not believe that the Year 2000 presents a material exposure as it relates to the Company's products. The Company's manufacturing processes consist principally of unautomated assembly of components manufactured by outside third-parties. The Company has begun to gather information about the Year 2000 compliance status of its significant suppliers, and will take appropriate steps to monitor their compliance on an ongoing basis.

     Regarding its information technology exposures, the Company utilizes an unmodified of-the-shelf software package, which is not year 2000 compliant. The Company has confirmed with it software vendor that a year 2000-complaint upgrade is readily available, and anticipates purchasing this upgrade during it third fiscal quarter, which ends on April 30, 1999. The upgrade would provide full Year 2000 compliance with respect to its financial information systems, and as the new software will also be an unmodified off-the-shelf package, testing to ensure Year 2000 compliance will not be necessary. Implementation will take place as early a possible following the purchase of the system, and is expected to be completed no later than June 30, 1999.

     The Company does not presently maintain direct interfaces with any third-party vendors. The Company has made various queries of its significant suppliers that do not share information systems with the Company (external agents). To date, the Company is not aware of any external agent with a Year 2000 Issue that would materially impact the Company's results of operations, liquidity, or capital resources. However, the Company has no means of assuring that external agents will be Year 2000 ready. The inability of external agents to complete their Year 2000 resolution process in a timely fashion could materially impact the Company. The effect of non-compliance by external agents is not determinable.

     The total cost of the Company's Year 2000 project is estimated at $25,000, which will be funded through operating cash flows. To date, the Company has not incurred any direct costs related to its Year 2000 project. The project costs will consist principally of the cost of new software, which will be capitalized.

     Management of the Company believes it has an effective plan in place to resolve the Year 2000 Issue in a timely manner. As noted above, the Company has not yet completed all necessary phases of its Year 2000 project. In the event that the Company does not complete any additional phases, the Company could be unable to take customer orders, manufacturer and ship products, invoice customers or collect payments. In addition, disruptions in the economy generally resulting from Year 2000 Issues could also materially adversely affect the Company.

     The Company currently has no contingency plans in place in the event it does not complete all phases of its Year 2000 project. The Company plans to evaluate the status of completion in June 1999 and determine whether such a plan is necessary.


                                    BUSINESS

     The Company is engaged in developing, manufacturing and selling the following three categories of healthcare products: (i) needle-free drug delivery systems, (ii) intraoral dental cameras and related products, and (iii) diagnostic audiometric medical devices. The Company recently announced its intention to focus upon the needle-free drug delivery system and to dispose of its other product lines. The Company's wholly-owned German subsidiary, Rosch GmbH, will continue to market and distribute intraoral dental cameras and related products, but will focus primarily on the needle-free drug delivery system.

Needle-Free Drug Delivery Systems

     Through Equidyne, the Company is in the business of developing, manufacturing and marketing its INJEX(TM) needle-free injection system, a hand-held, spring-powered device that injects drugs from a needle-free syringe through the skin as a narrow, high pressure stream of liquid. The name INJEX(TM) is a registered trademark of Equidyne. The INJEX(TM) system eliminates the need to pierce skin with a sharp needle and manipulate a plunger with the needle inserted through the skin, thus eliminating the risk of potentially contaminated needle stick incidents and the resulting blood-borne pathogen transmission. The INJEX(TM) system is smaller, easier to use, less expensive and more comfortable than previous needle-free injection systems marketed by Equidyne's competitors, and the Company believes that the key to widespread market acceptance of the INJEX(TM) system will depend on its ability to compete on the basis of such criteria.

     On May 12, 1998, the Company acquired Equidyne in exchange for 600,000 shares of the Company's Common Stock, valued at approximately $2.6 million.

     A first generation INJEX(TM) system was tested and received 510(k) market clearance from the FDA in August 1995. The first generation system was not commercially marketed. Since then, certain improvements have been made to the system and the Company will begin marketing the improved second generation system in the United States by the late spring or early summer 1999. The Company does not believe the modifications or enhancements made to the system for the current version require a new FDA 510(k) submission.

     The INJEX(TM) system consists of three components: (i) a pen sized reusable jet injector, (ii) a reset box which acts as a carrying case and resets the spring for the jet injector and (iii) a plastic, sterile, disposable ampule which contains the medication fluid. In addition, Equidyne has designed and will have produced disposable transfer adapters to be used as a channelling device between drug bottles and sterilized ampules for ampules that are delivered empty.

     The Company has received initial orders for both testing and end-user purposes. The Company currently has adequate manufacturing capacity in place for the injector pens and reset boxes, and intends to expand its manufacturing capacity throughout 1999 in order to meet current and expected future demand. The Company does not possess the manufacturing capacity for the ampules required for utilization of the INJEX(TM) system, it instead subcontracts the production of ampules to third parties. The Company expects that by late spring or early summer 1999, its subcontractors will have in place limited production capabilities for the ampules.

     The INJEX(TM) system is currently designed to deliver variable doses of fluid medication from .02 ml to .5 ml. The ampules can be pre-filled by the medication manufacturer for resale through pharmacies or delivered sterilized and empty to be filled by patients or providers of care using Equidyne's transfer adapter to transfer fluid from a standard medication vial.

     Equidyne's core technology can be used for many different drug delivery regimens and allows for needle-free injection into the subcutaneous tissue. There are many uses for this product including the physician's office, hospital and clinic environments, self administered injections by people with diabetes, allergies or human growth disorders and vaccine inoculations such as for polio, tetanus, rabies or flu. The INJEX(TM) system may also have applications in the dental and veterinary markets.

Intraoral Dental Cameras and
Related Products

     The largest segment of the Company's business today is the sale of intraoral dental camera systems and related dental products, which are sold through the Company's wholly-owned subsidiaries, in the U.S. by Dynamic Dental and in Europe by Rosch GmbH. In January 1999, the Company announced its intention to divest its ownership of Dynamic Dental, in order to focus on the continued development and marketing of the INJEX(TM) system. The Company will continue to sell dental products through Rosch GmbH. The Company had acquired Dynamic Dental in May 1998 in exchange for 750,000 shares of the Company's Common Stock, valued at approximately $3 million, and $225,000 in cash.

     Intraoral cameras display close-up high quality color video or digital images of dental patients' teeth and gums. These images help dentists and other dental care workers in displaying dental health and hygiene problems. Using these systems, treatment plans, discussions and on-going patient information are enhanced so patients can better see, understand and accept treatment recommendations. The Company markets two kinds of camera systems, the DynaCam(TM) and the Viola(TM).

     In 1997, the Company began selling and distributing the Viola(TM) camera system, manufactured in Germany, in markets outside North America, South America and Australia. In September 1997, the Company received FDA clearance to sell this system. In November 1997, the Company began a marketing program to introduce the system in the United States. Due to differences in the U.S. and German markets, the Company has had only limited success in marketing the Viola(TM) in the U.S. In particular, unlike the German and other European markets, where the majority of dental offices contain a single or small number of operatories (rooms where patients receive dental care), the majority of U.S. dental offices contain multiple operatories. The Viola(TM) intraoral camera system, as currently designed, is generally not as cost effective for offices containing multiple operatories as systems designed for such uses such as the DynaCam(TM). The Company has now replaced its marketing of the Viola(TM) in the U.S. with the DynaCam(TM).

     In the United States, the Company focuses its efforts on selling intraoral cameras as part of a complete digital operatory system, including cameras, dental and cosmetic imaging software, and related hardware and equipment. The Company also offers digital x-ray equipment that can be combined with its camera system.

     Digital operatory hardware and software allow the dentist and his/her assistants to capture and store the pictures taken by the intraoral camera on their computer system. Once digitized, these images are stored in a database for that specific patient and can be recalled for viewing and comparison. The basic system allows dentists to store over 45,000 individual images on their system as compared to four images on most intraoral camera systems. The dentist can enhance the picture, giving the patients a better view of their teeth and helps the patient accept the recommended treatment plan. Images can also be transferred to other dentists via the video conferencing module or on the Internet. The system also integrates with most practice management software packages, allowing the dentist to save time by not having to reenter the patient's name in each program.

     Cosmetic imaging software takes a digitized image of a patients smile and gives the dentist the ability to make changes to the smile. This allows the patient to see what their smile would look like if they accept the treatment proposed by the dentist. Cosmetic dentistry is the fastest growing part of a dental practice, and is also the most profitable to the dentist. Cosmetic imaging software allows the dentist to enhance this part of their practice and attract new patients.

     Digital x-ray is a new method of obtaining traditional dental x-rays. Instead of x-ray film being placed in the patient's mouth, exposed to radiation, then developed in a solution in a dark room, this system does it digitally. A small computer sensor, the size of the film, is placed in the mouth and exposed, using a 90% reduction in radiation. The image is instantly displayed on a computer screen and sent via computer into a data base containing the patient's file. The x-ray image can be enhanced and enlarged and measurements taken giving both the dentist and the patient more information. As with the other software sold by the Company, the image can be viewed and sent via video conferencing or on the Internet.

     Through Dynamic Dental, the Company also possesses a distribution agreement with the Sony Business and Professional Group, a division of Sony Electronic, Inc., for the distribution of printers, monitors and digital cameras. The Company also purchases and distribute various other products relating to digital operatory system without formal distribution agreements. These include computers, computer accessories and workstation cards.

Diagnostic Audiometric Medical Devices

     Historically, the Company's business was based primarily on the development, manufacture and sale of four different models of Tympanometers(R). However, based upon a change in the strategic direction of the Company announced in January 1999, the Company is seeking to divest its interest in its audiometrics business unit. The Company will continue to manufacture and sell its audiometrics product line until such time as an acceptable sales agreement is reached and completed.

     The Company also manufactures and sells an audiometer, the Pilot(R) Audiometer, which uses sound presented automatically at descending decibel levels to screen for hearing loss.

     The name Tympanometer(R) is a registered trademark of the Company. The Tympanometer(R), an automatic impedance audiometer, is a medical diagnostic instrument which, by applying a combination of air pressure and sound to the ear drum, identifies diseases and disorders of the middle ear which are not revealed by standard hearing tests. In September 1995, the Company introduced the Race Car(TM) Tympanometer, which is directed for use in screening pre-school children for hearing disorders. In December 1996, the Company began selling the QuikTymp(R) Tympanometer, a version of the Race Car(TM) Tympanometer that can test for middle ear disease in adults and children.

     The test of the middle ear to detect disease is called "tympanometry." Tympanometry detects middle ear diseases (regardless of whether such diseases have resulted in a hearing loss) by using specialized instruments to test the response of the middle ear muscle to sound stimulus, the functioning of the nerve endings which transmit the hearing message to the brain, and the functioning of the middle ear to determine the presence of any disease. Certain types of middle ear diseases may not initially cause hearing loss and, consequently, cannot be discovered or diagnosed in their early stages by standard hearing tests. By the time those diseases cause discernible hearing loss, the damage to the ear may be extensive and often irreparable. Early detection through the use of tympanometry permits treatment which, in many cases, can reverse or ameliorate the effects of the disease.

     The Company recognized that tympanometry had applications beyond the use of the ear specialists and could be used in the recognition and diagnosis of ear disorders by other practitioners if an instrument were developed which was fully automated and produced results which were easily interpreted. Consequently, in 1977, the Company introduced a Company-designed impedance audiometer called the Tympanometer(R). The Tympanometer(R) has a rubber tipped probe which is placed against the ear canal for a three second procedure that applies sound and air pressure to the ear drum and produces a graphic (hard copy) representation of the middle ear function. Family practitioners, pediatricians and allergists confront, on a daily basis, problems affecting the middle ear. The graphic result provided by the Tympanometer(R) eliminates the uncertainties which may result from visual examination. The person administering the Tympanometer(R) test, who may be a physician, school nurse or other health care professional, can determine from the graph whether the ear condition is caused by an infection, a perforation of the ear drum, a retraction of the ear drum or other pathological condition, and can treat the condition or refer the patient to the appropriate specialist.

     In fiscal 1996, the Company introduced the Race Car(TM) Tympanometer to the marketplace. The Race Car(TM) Tympanometer is designed to test for middle ear disease in young children using up-dated graphics for visual distraction of the child during testing.

     In fiscal 1997, the Company presented the new Quik Tymp(R) Tympanometer line at the Health Industry Distributors Association (HIDA) Meeting. The Quik Tymp(R) Tympanometer tests for middle ear disease in children and adults. This easy to use unit features the Company's "Little Car" visual distraction for testing children and the traditional graph display for adults. The Quik Tymp(R) can include the option of a built-in pure tone audiometer. Marketing commenced in December 1996.

     In August 1994, the Company completed the design process and began production of the Pilot(R) Audiometer, an audiometer which facilitates the testing for hearing loss in very young children. The Pilot(R) Audiometer performs "select picture" and puretone audiometry and is particularly useful in screening young children for hearing loss because it is as simple as identifying pictures. A test board with twelve easily identifiable pictures is displayed within reach of the child, who is outfitted with a headset connected to an audiometer. The child is then asked, through the headset, to identify ten pictures presented at eight descending decibel levels. Select picture audiometry is a technique developed by the Mayo Clinic in the 1960s and has been used by audiologists for decades. Using new digital voice chip technology, the Company has automated the procedure so that it can be used simply and efficiently in a primary care or screening environment.

Rosch GmbH

     Rosch GmbH is a wholly-owned subsidiary located in Berlin, Germany. It is involved in the marketing and distribution of healthcare products, primarily the Company's products, to primary care physicians throughout Europe. Substantially all of the Company's foreign and export sales are conducted through Rosch GmbH. In the near term, it is expected that Rosch GmbH will concentrate its efforts on the introduction of the INJEX(TM) system into European markets, while continuing to market and distribute intraoral dental cameras and other related products.

Product Development

     The Company is committed to fund the developing, manufacturing capabilities and marketing necessary to bring the INJEX(TM) needle-free injection system to market in the United States by late spring or early summer 1999, and to continue increasing manufacturing capacity based on demand. The Company anticipates that approximately $1 million may be required for these purposes.

Government Regulation

     Government regulation in the United States and certain foreign countries is a significant factor in the Company's business. In the United States, the Company's products and its manufacturing practices are subject to regulation by the FDA pursuant to the Federal Food, Drug and Cosmetic Act ("FDC Act"), and by other state regulatory agencies. Under the FDC Act, medical devices, including those under development by the Company, such as its needle-free injection system, must receive FDA clearance or approval before they may be sold, or be exempted from the need to obtain such clearance or approval. The FDA regulatory process may delay the marketing of new systems or devices for lengthy periods and impose substantial additional costs. Moreover, FDA marketing clearance regulations depend heavily on administrative interpretation, and there can be no assurance that interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company. There can be no assurance that the Company will be able to obtain clearance of any future Company products or any expanded uses of current or future Company products in a timely manner or at all. In addition, even if obtained, FDA clearances are subject to continual review, and if the FDA believes that the Company is not in compliance with applicable requirements, it can institute proceedings to detain or seize the Company's products, require a recall, suspend production, distribution, marketing and sales, enjoin future violations and assess civil and criminal penalties against the Company, its directors, officers or employees. The FDA may also suspend or withdraw market approval for the Company's products or require the Company to repair, replace or refund the cost of any product manufactured or distributed by the Company. FDA regulations also require the Company to adhere to certain "Good Manufacturing Practices" ("GMP") regulations, which include validation testing, quality control and documentation procedures. The Company's compliance with applicable regulatory requirements is subject to periodic inspections by the FDA. The Company will need 510(k) approval for any new medical products which are developed in the future. Compliance with these requirements requires the Company to expend time, resources and effort in the areas of production and quality control for itself and for its contract manufacturers. Moreover, there can be no assurance that the required regulatory clearances will be obtained, and those obtained may include significant limitations on the uses of the product in question. In addition, changes in existing regulations or the adoption of new regulations could make regulatory compliance by the Company more difficult in the future.

     Although the Company believes that its products and procedures are currently in material compliance with all relevant FDA requirements, the failure to obtain the required regulatory clearances or to comply with applicable regulations would have a material adverse effect on the Company.

     Sales of medical devices outside the United States that are manufactured within the United States are subject to United States export requirements, and all medical devices sold abroad are subject to applicable foreign regulatory requirements. Legal restrictions on the sale of imported medical devices vary from country to country. The time and requirements to obtain approval by a foreign country may differ substantially from those required for FDA approval. There can be no assurance that the Company will be able to obtain regulatory approvals or clearances for its products in foreign countries.

Patents and Trademarks

     The Company holds two United States patents and has applied for nine foreign patents for its INJEX(TM) needle-free drug injection system. The Company also possesses certain registered trademarks and copyrights for names which it believes are important to its business.

Properties

     The Company's administrative offices and audiometric operations are located in Amherst, New Hampshire in facilities containing 7,800 square feet leased to the Company for three years at $3,800 per month under a lease expiring in May 2001. In connection with its announcement on January 5, 1999, upon divesting of the audiometric business the Company will seek to sub-lease or enter in another arrangement to minimize future lease costs for this facility.

     Dynamic Dental maintains its administrative and sales operations in Gainesville, Georgia, where it rents a facility containing 2,000 square feet on a month-to-month basis at $1,800 per month.

     Equidyne maintains its administrative and sales operations in San Diego, California, where it leases a facility containing 1,200 square feet at $750 per month under a renewable quarterly lease cancellable on three months notice. Equidyne is also leasing a production facility in Aliso Viejo, California containing approximately 1,700 square feet at $2,000 per month under a lease expiring in September 2000.

     Rosch GmbH maintains its administrative and sales offices in Berlin, Germany, where it leases a facility containing 6,400 square feet at $8,800 per month under a lease expiring in May 2002.

     The Company believes that these facilities are adequate for its current business needs.

Marketing

     The Company plans to market and distribute the INJEX(TM) System for home care applications such as for people with diabetes, allergies, human growth disorders, arthritis, osteoporosis or other diseases involving in home self injections. It also plans to have licensing and joint development agreements with drug companies and manufacturers of injectable pharmaceuticals in the United States. The Company expects that product sales will be directed to pharmaceutical companies, pediatric clinics, infectious disease wards, and outpatient clinics where the threat of accidental needle pricks and patient trauma are highest. The Company's marketing plans may change significantly depending on its discussions with drug companies and manufacturers and its success in securing licensing and/or joint development agreements with such entities.

     In August 1998, the Company entered into an agreement to supply La Sociedad Mercantil Mexicana ("LSM") with the INJEX(TM) System for use in LSM's clinic in Baja California, Mexico and for exclusive distribution within that geographic territory, subject to LSM purchasing specified quantities.

     In September 1998, the Company entered into an agreement to supply HNS International, a California corporation, with the INJEX(TM) System for exclusive distribution within Japan, subject to the distributor selling specified quantities within the territory.

         As of January 1999, the Company entered into an agreement for Precision Medmark Inc. ("PMM") to establish and manage a network of medical device dealers within the United States. Specifically excluded from such agreement are ampules pre-filled by pharmaceutical companies or for use in conjunction with specific proprietary drugs and individual stand-alone injectors to support initial sales of the pharmaceutical companies' products. The agreement with PMM is for an initial term of 18 months, with the renewal terms on a non-exclusive basis.

     The Company's intraoral camera systems and other dental products are marketed to dental practitioners throughout the United States by Dynamic Dental through 32 independent regional dealers who are retained by Dynamic Dental on a non-exclusive, best efforts basis. The Viola(TM) system is marketed throughout Europe through Rosch GmbH. Rosch GmbH both distributes products directly and through regional dealers. In fiscal 1998, more than a majority of the Company's sales were in Europe.

     The market for the Company's audiometric products includes physicians, particularly those in medical specialties such as pediatrics, allergy medicine, family practice, otolaryngology and otology (the latter two specialties deal with diseases of the ear). The audiometric products are marketed mainly through independent regional dealers both domestically and internationally who sell principally hearing related health care products. These dealers are retained by the Company on a non-exclusive, best efforts basis. The Company also distributes these products throughout Europe using Rosch GmbH.

     The Company participates in exhibitions at major medical, educational and public health conventions. It also advertises its products domestically and internationally in journals for dentists, pediatricians, allergists, otolaryngologists, otologists and family practitioners and also for schools, public health clinics and HMOs.

Materials

     The Company has not yet begun manufacturing the INJEX(TM) System for commercial distribution. The INJEX(TM) System's reusable injector pen and reset box are made of a combination of anodized aluminum and stainless steel metal parts. The injector has three molded parts and the reset box has four molded parts. The disposable plastic parts of the INJEX(TM) System include the ampule which contains the drug and the transfer device. All parts are made from molds and tools. The Company is outsourcing the manufacturing of all components, and is in the process of expanding manufacturing capacity to meet the current and expected future demand.

     The intraoral cameras and other dental equipment distributed by the Company are purchased from suppliers and resold to the Company's customers.

     The principal materials purchased by the Company in the manufacture of Tympanometers are electronic components, pumps and metal stamped parts. All of these materials are readily available from a number of sources in the quantities required. The graph paper and accessories sold for use with the Company's instruments are purchased by the Company from suppliers and resold to the Company's customers. In fiscal 1997, the Company received ISO 9000 certification in conformance with the international standard for the manufacture of medical devices with respect to its audiometric products.

Product Warranty

     The Company's intraoral camera systems are sold with the manufacturer's warranty. Neither Dynamic Dental nor Rosch GmbH provide any additional warranties for the products they distribute.

     All audiometric products are sold with a one year warranty against defects in parts and workmanship. The Company repairs, at no charge, defects covered by the warranty if the instrument is returned to the Company's factory in Amherst, New Hampshire or to an authorized factory service station. If the repair is performed at the customer's office, there is no charge for warranty work. The Company believes that it has no warranty problem with its audiometric products.

     The Company plans to offer a one-year warranty on the injector component of its INJEX(TM) System.

Employees

     At March 30, 1999, the Company and its subsidiaries had 45 employees, 16 of whom were management or administrative personnel, 18 were engaged in sales activities, and 11 were engaged in manufacturing and service related activities. In addition, when necessary, the Company uses independent engineering consultants for design support and new product development.

     None of the Company's employees is covered by collective bargaining agreements. The Company considers its employee relations to be satisfactory.

Competition

     The distribution of medical and dental devices is intensely competitive. The Company competes with numerous other companies, including several major manufacturers and distributors. Most of the Company's competitors have greater financial and other resources than the Company. Consequently, such entities may begin to develop, manufacture, market and distribute systems which are substantially similar or superior to the Company's products. Further, other companies may enter this marketplace. No assurance can be given that the Company will be able to compete against these other companies which may have substantially greater marketing and financial resources than the Company.

     The Company's INJEX(TM) needle-free injection system will compete with standard needle syringes, safety syringes and other manufacturers of needle-free injection systems. These competitors have been in business longer than the Company and have substantially greater technical, marketing, financial, sales, and customer service resources. Becton, Dickinson and Company ("BDC") has as much as 85% of the domestic needle syringe market. BDC has very low product cost and high quality through superior manufacturing. BDC has also entered in marketing and distribution arrangements with Medi-Ject, Inc., a manufacturer of needle-free injection systems.

     Medi-Ject, Inc., founded in 1979, has previously marketed a needle-free injector system known as the "MediJector," which consists of an injector without a removable or disposable component. Medi-Ject, Inc. has a collaborative arrangement with BDC and has also entered into various licensing and development agreements with multi-national pharmaceutical and medical device companies covering the design and manufacture of customized injection systems for specific drug therapies.

     The other principal manufacturer of needle-free injection systems is Bio-Ject Inc., formed in 1985. Bio- Ject, Inc. has sold a CO2 powered injector since 1993. The injector is designed for and used almost exclusively for vaccinations in doctors' offices or public clinics.

     Two other companies, Health-Mor Personal Care Corp. and Vitajet Corporation, currently sell coil spring injector systems. Vitajet has recently introduced a product which incorporates a disposable needle-free syringe. Vitajet was recently acquired by Bio-Ject.

     Safety syringes are presently made by a small number of new firms, none of which has a significant share of the total syringe market. BDC also manufactures these devices, but the high cost of safety syringes and the continued problem of controlled disposal has weakened the demand for them.

     The Company expects Equidyne to compete with the smaller safety syringe manufacturers and jet injector firms, based on health care worker safety, ease of use, reduced overall costs of controlled disposal and patient comfort. The Company expects that when all indirect costs are considered, the INJEX(TM) System should be able to successfully compete on a cost basis.

     With respect to the intraoral camera market, the Company has at least five major competitors in the video market which the Company views as being largely mature with little room for growth. Conversely, the digital camera market is expanding with no one company or group of companies yet dominating the market. Nevertheless, the Company anticipates that the digital market will become increasingly competitive as demand among dental practitioners grows for digital equipment.

     There has been some recent consolidation among the Company's major competitors in the audiometric business, which has resulted in some price erosion for those products. The major competitive factors are price, utilization of latest technology and ease of use. In fiscal year 1996, the Company completed the redesign of its Tympanometer(R) line to take advantage of more cost effective technology and to address customer needs.

Where you can obtain more information about us

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Thus, we file reports and other information with the SEC. Our reports and other information can be inspected and copied at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; or at its offices at Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, IL 60661; or Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The common stock quoted on the OTC Electronic Bulletin Board.

     This prospectus is a part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act. This Prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and to the exhibits to the registration statement for additional information about us and the common stock.

                                LEGAL PROCEEDINGS

     On June 26, 1998, Christer O. Andreasson filed an action against Equidyne, the Company, and four former directors of Equidyne, in Superior Court of California, County of San Diego, seeking an indeterminate amount of damages arising from his employment relationship with Equidyne over several months spanning late 1995 and early 1996, which was prior to the Company's acquisition of Equidyne. In February 1999, the parties settled this proceeding upon payment of $30,000 by Equidyne.

     On December 10, 1998, Charles S. Aviles, Jr. and Barry Hochstadt, former shareholders, officers and employees of Dynamic Dental, filed an action in Superior Court of California, County of Orange, against Henry Rhodes, the President and a former shareholder of Dynamic Dental, Dynamic Dental and the law firm that had represented Dynamic Dental and its shareholders during its acquisition by the Company, seeking damages in excess of $1,000,000 and an indeterminate amount of punitive damages and costs arising from the plaintiffs' prior relationships with Dynamic Dental. On January 13, 1999, the action was removed to the United States District Court for the Central District of California. On March 8, 1999, it was announced that the judge to whom the case was assigned died. It is likely that re-assignment may not occur for several weeks thereafter and that additional delays may occur. Although this action is at a preliminary stage and discovery has not yet commenced, based upon its present knowledge, the Company believes that Dynamic Dental has meritorious defenses to the allegations against it.


                                   MANAGEMENT


Executive Officers, Directors and Other Significant Employees

     The following table sets forth certain information concerning the directors, executive officers and other significant employees of the Company as of February 28, 1999.

                                                                     Year Became
           Name          Age        Position with the Company         Director
           ----          ---        -------------------------         --------

Thomas A. Slamecka        58       Chairman of the Board and Director      1996

Michael T. Pieniazek      40       President, Chief Financial Officer,      N/A
                                   Treasurer and Secretary

Blake C. Davenport        31       Director                                1997

Andy Rosch                38       Director and General Manager of         1997
                                   Rosch GmbH

Marcus R. Rowan           37       Director                                1996


     The terms of the Board of Directors will expire at the next annual meeting of stockholders. The Company's officers are elected by the Board of Directors and hold office at the will of the Board.

     Thomas A. Slamecka has been Chairman of the Board for the Company since February 1997, and a director of the Company since October 1996. Mr. Slamecka was President of the ConAgra Poultry Company, Inc., Duluth, Georgia, from 1995 to February 1997, and from 1990 to 1994, he was President and Chief Executive Officer of CEEC Inc., Atlanta, Georgia.

     Michael T. Pieniazek has been President of the Company since April 1997 and Chief Financial Officer and Treasurer since July 1995, and Secretary since January 1996. From 1987 to 1995, Mr. Pieniazek served in various executive positions, the last having been Executive Vice President and Chief Financial Officer, for Organogenesis Inc., a Massachusetts-based, biotechnology company. From 1980 to 1987, Mr. Pieniazek was an auditor with Coopers & Lybrand LLP.

     Blake C. Davenport has been a director of the Company since December 1997. For more than the past five years, he has been the President and owner of Davenport Interests, Inc., a private investment company.

     Andy Rosch has been a Director of the Company since December 1997 and General Manager of Rosch GmbH since July 1990.

     Marcus R. Rowan has been a director of the Company since October 1996. For more than the past five years he has been President of Berkshire Interests, Inc., Dallas, Texas, which specializes in commercial real estate and investments.

     There is no family relationship among the directors or executive officers of the Company.

Director Compensation

     In October 1996, the Company granted each director an option under the 1996 Stock Option Plan for 10,000 shares of Common Stock exercisable at $4.38 per share vesting after one year and terminating no later than five years from grant.

     Non-employee directors are each paid $1,000 per board meeting attended plus travel expenses, and $500 per meeting for participating in telephonic board meetings.

Committees

     The only Board Committee is an Audit Committee consisting of Messrs. Davenport and Rowan. The Audit Committee has general responsibility for oversight of financial controls and for accounting and audit activities of the Company.


                             EXECUTIVE COMPENSATION


     The following table sets forth all cash compensation for the fiscal year ended July 31, 1998 of the executive officers whose compensation exceeded $100,000 and of all executive officers as a group for services rendered to the Company.

CASH COMPENSATION TABLE

-------------------------------------------------------------------------------
  NAME AND PRINCIPAL      FISCAL                          # OPTIONS    LONG TERM
   POSITION                YEAR       SALARY     BONUS     GRANTED       AWARDS
--------------------------------------------------------------------------------
  Thomas A. Slamecka       1998      $100,000     --       318,550        --
       Chairman
-------------------------------------------------------------------------------
  Michael Pieniazek        1998      $125,000     --       402,750        --
  President and CFO
-------------------------------------------------------------------------------
                           1997      $113,000     --         --           --
-------------------------------------------------------------------------------


Aggregated Option Exercises for the Fiscal Year Ended July 31, 1998
and FY-End Option Values
--------------------------------------------------------------------------------
                                                                    Value of
                                                  Number of       Unexercised
                                                  Unexercised    In-the-Money
                                                  Options at   Options at FY-End
                                                   FY-End (#)         ($)
--------------------------------------------------------------------------------
                          SHARES        VALUE
                       ACQUIRED ON    REALIZED    EXERCISABLE/     EXERCISABLE/
   Name                EXEERCISE (#)     ($)     UNEXERCISABLE    UNEXERCISABLE
--------------------------------------------------------------------------------
Thomas A. Slamecka    100,000          12,500      528,550/0       1,080,750/0
--------------------------------------------------------------------------------
Michael T. Pieniazek   50,000           6,250      382,750/0         799,061/0
--------------------------------------------------------------------------------

Employment Agreements

     As of January 1, 1998, the Company entered into an Employment Agreement with Thomas A. Slamecka to serve as Chairman of the Board for an initial term terminating on March 15, 2001, subject to annual renewals, and his February 1997 Employment Agreement was terminated. Mr. Slamecka receives an annual base salary of $52,000 through July 31, 1998 and thereafter at $100,000, plus a profits bonus equal to 10% of the amount that consolidated net after-tax operating profits exceeds $500,000, provided for such year the Company earns a 12% return on its Common Stock equity, and may also receive a supplemental bonus. The Employment Agreement also provided for the grant of options to him for the purchase of 400,000 shares of Common Stock at $1.00 per share, which was the fair market value of the Company's Common Stock on the date of grant, vesting immediately as to 212,500 shares and the balance vesting at 46,875 shares per month through May 1998. The Company is to issue 100,000 shares of Common Stock to Mr. Slamecka if during the term of his employment the closing price for the Common Stock is at least $20 per share for a period of three consecutive trading days. Further, the Employment Agreement provides that if the Company issues any shares of Common Stock (other than pursuant to compensation or employee benefit plans) it will grant to Mr. Slamecka additional options to purchase shares equal to 9.3% of the outstanding Common Stock at a purchase price equal to the per share price of the shares issued by the Company (but not less than $1.00 per share). In calculating Mr. Slamecka's ownership for purposes of such 9.3% level, unvested options held by him and shares sold by him during the initial term of the Employment Agreement would be included in such calculation. In addition, the Company agreed to make available certain loans to Mr. Slamecka, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     As of January 1, 1998, the Company entered into an Employment Agreement with Michael T. Pieniazek to serve as President for an initial term of three years terminating on December 31, 2001, subject to automatic renewal for consecutive one-year terms unless terminated not less than 60 days prior to end of any term. Mr. Pieniazek receives an annual base salary of $125,000 and a discretionary bonus. The Agreement also provided for the grant of options to Mr. Pieniazek to purchase 250,000 shares of Common Stock at $1.00 per share, which was the fair market value of the Company's Common Stock on the date of grant, vesting immediately as to 150,000 shares, vesting ratably over the succeeding seven months as to the balance, and for the Company to issue 50,000 shares of Common Stock to Mr. Pieniazek if during the term of his employment the closing price for the Common Stock is at least $20 per share for three consecutive trading days. In addition, the Employment Agreement provides that if the Company issues any shares of Common Stock (other than pursuant to compensation or employee benefit plans) it will grant to Mr. Pieniazek additional options to purchase shares in amount equal to 6.5% of such issuance. In calculating Mr. Pieniazek's ownership for purposes of such 6.5% level, unvested options held by him and shares sold by him during the term of the Employment Agreement would be included in such calculation.

     The Employment Agreements of Messrs. Slamecka and Pieniazek provide for lump sum payments equal to 2.99 times the current base salary, plus continuation of health benefits for 12 months, upon a change of control of the Company. A change of control of the Company would include a person or group becoming the beneficial owner of 20% of the voting power of the Company's securities or individuals who are current directors of the Company, or successors chosen by them, cease to constitute a majority of the whole Board of Directors. In the event the amount payable upon a change of control would result in the application of an excise tax under Section 4999 of Internal Revenue Code of 1986, as amended, the payment would be made over such period of time in order not to cause the application of such excise tax.

     On May 5, 1998, upon the closing of the Dynamic Dental Merger, Dynamic Dental entered into an Employment Agreement with Mr. Rhodes pursuant to which he serves as President of Dynamic Dental for an initial term of three years at an annual base salary of $125,000. Mr. Rhodes was also granted stock options to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, vested as of May 5, 1998, and stock options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $3.00 per share, vested as of November 1, 2000, all such stock options expire in May 2003.

     On May 12, 1998, upon the closing of the Equidyne Merger, Equidyne entered into Employment Agreements with Lawrence Petersen and Richard Battelle. Mr. Petersen serves as President of Equidyne for an initial term of three and one-half years at an annual salary of $125,000. Mr. Petersen was also granted stock options to purchase an aggregate of 100,000 shares of the Company's Common Stock, 50,000 of such options at an exercise price of $1.00 per share, with 5,000 of such options immediately vested and 45,000 of such options to vest ratably over the term of the Employment Agreement, and the remaining 50,000 of such options at an exercise price of $3.00 per share, with 5,000 of such options immediately vested and 45,000 of such options to vest ratably over the term of the Employment Agreement. Mr. Battelle serves as Director of Finance and Administration of Equidyne for an initial term of one year at an annual salary of $60,000, and was also granted stock options to purchase an aggregate of 40,000 shares of the Company's Common Stock, 20,000 of such options at an exercise price of $1.00 per share to vest ratably over the term of the Employment Agreement, and the remaining 20,000 of such options at an exercise price of $3.00 per share to vest ratably over the term of the Employment Agreement. All such stock options granted to Mr. Petersen and Mr. Battelle expire in May 2003.

     On December 18, 1997, upon the closing of the purchase by the Company of the remaining 50% of the outstanding capital stock of Rosch GmbH, Rosch GmbH entered into an amendment to the employment agreement for Andy Rosch pursuant to which he serves as Managing Director of Rosch GmbH. Under the agreement, as amended, Mr. Rosch is to serve as Managing Director of Rosch GmbH for an initial term of three years, terminating on December 31, 2000, and automatically renewable for one-year terms thereafter unless either party gives notice of an intention not to renew not less than three months prior to the end of any term. Mr. Rosch is to receive an annual base salary of 200,000 DM and an annual cash bonus equal to 1% of net sales of Rosch GmbH, but not to exceed the amount of his base salary.

Stock Options

     In 1995, the Company granted an option to Michael T. Pieniazek, an executive officer, to purchase a total of 30,000 shares of the Company's Common Stock, at an exercise price of $1.41, which was the fair market value on the date of grant. There remains outstanding an option for 30,000 shares which is exercisable and expires no later than four years from the date of grant.

     In May 1996, the Company granted to a consultant an option to purchase a total of 13,333 shares of the Company's Common Stock at $7.50 per share, which was the fair market value on the date of grant. The option is exercisable and expires no later than three years from the date of grant.

     In October 1996, the Company's stockholders approved the 1996 Stock Option Plan (the "Option Plan") providing for the issuance of up to 300,000 shares of the Company's Common Stock. The Option Plan is administered by the Board of Directors or an Option Committee. Options granted under this Plan would be either incentive stock options or non-qualified stock options which would be granted to employees, officers, directors and other persons who perform services for or on behalf of the Company. Options are exercisable as determined at the time of grant except options to officers or directors may not vest earlier than six months from the date of grant, and the exercise price of all the option cannot be less than the fair market value at the date of grant. At December 31, 1998, options for an aggregate of 280,000 shares were granted, of which options for 88,000 shares were exercised, options for 12,000 shares were cancelled and options for 180,000 shares remaining outstanding at an exercise price of $1.00 per share and expiring from January 2002 to February 2002.

     Pursuant to Employment Agreements with Messrs. Slamecka, Pieniazek, Rhodes, Petersen and Battelle, the Company has granted stock options to such persons and in the cases of Messrs. Slamecka and Pieniazek is obligated to grant additional options upon certain issuances of Common Stock. See "Employment Agreements" herein.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of July 31, 1998, the Company had loaned Thomas A. Slamecka, Chairman of the Board, an aggregate of $141,600 pursuant to his Employment Agreement. The Employment Agreement provided that the Company make available to Mr. Slamecka a loan in the amount of $8,333.33 each month during the initial term of such Agreement, which is through March 15, 2001. The loans bear interest at 7% per annum and mature on the earliest of (i) March 2002, (ii) two years after termination of the Employment Agreement other than termination for cause by the Company or (iii) upon the Company terminating the Agreement for cause; provided that the loan would be forgiven (A) if Mr. Slamecka remains in the employ throughout the initial term, (B) the Company terminates the Agreement other than for cause, or (C) upon acquisition or change of control of the Company. Mr. Slamecka has the election to repay the loans either in cash or in securities of the Company.

     In September 1998, the Company entered into a $505,000 line-of-credit agreement with Guardian Financial Services, Inc. (owned by an officer of the Company). This line-of-credit is due on demand and bears an interest rate of 10% per annum. As of January 31, 1999, $425,000, was outstanding under this line-of -credit, which expired on February 28, 1999 and remains outstanding as a demand loan, which is secured by substantially all assets of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 12, 1999 concerning (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) the ownership interest of each director and executive officer of the Company listed in the compensation table and (iii) by all directors and executive officers as a group. Note: stock options and warrants are considered presently exercisable if exercisable within 60 days of March 12, 1999.


--------------------------------------------------------------------------------
                                                     AMOUNT &
                                                     NATURE OF
      NAME AND ADDRESS OF                            BENEFICIAL       PERCENT OF
       BENEFICIAL OWNER            STATUS            OWNERSHIP          CLASS*
--------------------------------------------------------------------------------
Liviakis Financial               Stockholder         1,192,371 shs      15.5%
Communitcations, Inc.
2420 K Street
Sacramento, California  95816
--------------------------------------------------------------------------------
Thomas A. Slamecka**             Director and
                                  Chairman             834,550 shs(1)   10.2%
--------------------------------------------------------------------------------
Jubilee Investors LLC            Stockholder         2,752,290 shs(2)   26.4%
c/o West End Capital LLC
One World Trade Center
Suite 4563
New York, New York  10048
--------------------------------------------------------------------------------
Sovereign Partners LP            Stockholder           746,443(3)        8.9%
c/o Southridge Capital
Management LLC
Executive Pavilion, Suite 01
90 Grove Street
Ridgefield, Connecticut  06877
--------------------------------------------------------------------------------
Dominion Capital Fund Ltd.       Stockholder           513,180(4)        6.3%
c/o Citco Fund Service
(Bahamas) Ltd.
Bahamas Financial Center
P.O.B. CB 13146
Nassau, Bahamas
-------------------------------------------------------------------------------
Robert B. Prag                   Stockholder           397,457 shs       5.2%
2420 K Street
Sacramento, California  95816
-------------------------------------------------------------------------------
Marcus R. Rowan**                Director              357,000 shs(5)    4.5%
-------------------------------------------------------------------------------
Michael T. Pieniazek**           President and
                                  CFO                  434,750 shs(6)    5.4%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Andy Rosch**                     Director              310,000 shs       4.0%
-------------------------------------------------------------------------------
Blake C. Davenport**             Director               70,000 shs(7)    0.9%
-------------------------------------------------------------------------------
All Executive Officers and
Directors as a
Group (5 persons)                                    2,006,300 shs(8)   22.4%
-------------------------------------------------------------------------------
-----------------------------

1)   Includes presently exercisable options for 528,550 shares.

2) Represents the number of shares which Jubilee Investors LLC would receive upon conversion of its 3,000 shares of Series A Preferred Stock on March 12, 1999 subject to the restriction on conversion prohibiting conversion to the event that the issuance of common stock on conversion would result in the stockholder being deemed the beneficial holder of more than 9.9% of the shares outstanding.

3) Represents the number of shares which Sovereign Partners LP would receive upon conversion of its 800 shares of Period B Preferred Stock and the exercise of warrants to purchase 12,500 shares of common stock on March 12, 1999, subject to the restriction on conversion prohibiting conversion to the extent that the issuance of common stock on conversion would result in the stockholder being deemed the beneficial holder of more than 9.9% of the shares outstanding.

4) Represents the number of shares into which Dominion Capital Fund Ltd. would receive upon conversion of its 550 shares of Series B Preferred Stock and the exercise of warrants to purchase 8,594 shares of common stock, on March 12, 1999, subject to the restriction on conversion prohibiting conversion to the extent that the issuance of common stock on conversion would result in the stockholder being deemed the beneficial holder of more than 9.9% of the shares outstanding.

5) Includes presently exercisable options 310,000 shares. Represents shares owned directly by Mr. Rowan and his IRA and Keogh account.

6)   Includes presently exercisable options for 382,750 shares.

7)   Includes presently exercisable options to purchase 50,000 shares.

8)   See Notes 1, 5, 6 and 7.

* Based upon 7,668,464 shares of Common Stock outstanding on March 12, 1999. Percentage ownership is calculated separate for each person on the basis of the actual number of outstanding shares as of such date, and assumes the exercise of certain stock options and warrants held by such person (but not by anyone else) exercisable within sixty days of March 12, 1999.

** The address of the persons listed above is c/o American Electromedics Corp., 13 Columbia Drive, Suite 5, Amherst, New Hampshire 03031.


                            DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.10 par value, of which 7,668,464 shares were issued and outstanding as of March 25, 1999.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted by stockholders. There is no cumulative voting with respect to the election of directors with the result that the holders of more than 50% of the shares of Common Stock voted for the election of directors can elect all of the directors.

     The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore, and, upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. No dividends have ever been declared by the Board of Directors on the Common Stock. See "DIVIDEND POLICY." All of the outstanding shares of Common Stock are, and all shares sold hereunder will be, when issued upon payment therefor, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

     The Company is authorized to issue 1,000,000 shares of Preferred Stock, par value $.01 per share, issuable from time to time in one or more series, having such designation, rights, preferences, powers, restrictions and limitations as may be fixed by the Board of Directors. On May 5, 1998, the Company filed with the Delaware Secretary of State a Certificate of Designations establishing the Series A Preferred Stock consisting of 3,000 shares, and on February 3, 1999, the Company filed a Certificate of Designation establishing the Series B Preferred Stock consisting of 2,000 shares.

     SERIES A PREFERRED STOCK. The Series A Preferred Stock is immediately convertible into shares of Common Stock at a conversion rate equal to $1,000 divided by the lower of (i) $4.00 or (ii) 75% of the average closing bid price for the Common Stock for the five trading days immediately preceding the conversion date. The Company may force conversion of all (and not less than all) of the outstanding shares of Series A Preferred Stock at any time after the first anniversary of the effective date of the registration statement covering the shares of common stock underlying the Series B Preferred Stock. There is no minimum conversion price. No conversion of Series A Preferred Stock is permitted which would result in the stockholder's ownership, after conversion, exceeding 9.9% of the Company's outstanding stock. Should the bid price of the Common Stock fall substantially prior to conversion, the holders of the Series A Preferred Stock could obtain a significant portion of the Common Stock upon conversion, to the detriment of the then holders of the Common Stock.

     The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued and unpaid dividends. The Company was to pay an annual dividend equal to 5% of the liquidation preference, which may be paid at the election of the Company in cash or shares of its Common Stock. Pursuant to a Registration Agreement, the dividend rate was increased to 14% on September 3, 1998 due to the Company's failure to file and have declared effective a registration statement covering the Common Stock underlying the Series A Preferred Stock within a certain time after the initial closing of the Series A Preferred Stock. The dividend rate was further increased to 18% effective October 3, 1998, since the registration statement was not declared effective within 150 days of the initial closing. For the period February 16, 1999 through March 2, 1999, dividends ceased to accrue and monetary penalties were incurred. The dividend rate returned to 5% as of March 2, 1999 when the registration statement was declared effective.

     The Company may redeem up to $1 million face amount of Series A Preferred Stock at a redemption price equal to 120% of the liquidation preference if the closing bid price of the Company's Common Stock is below $2.75 per share for five consecutive trading days.

     The Company may redeem an additional $1 million face amount of Series A Preferred Stock at a redemption price equal to 120% of the liquidation preferences if the closing bid price of the Company's Common Stock is below $2.50 per share for five consecutive dates.

     SERIES B PREFERRED STOCK. At February 3, 1999, 1,600 shares of Series B Preferred Stock were outstanding. The Series B Preferred Stock is convertible at any time after April 30, 1999 into shares of Common Stock at a conversion rate equal to $1,000 divided by the lower of (i) $2.00 or (ii) 75% of the average closing bid price for the Common Stock for the five trading days immediately preceding the conversion date. The Company may force conversion of all (and not less than all) of the outstanding shares of Series B Preferred Stock at any time after the first anniversary of the effective date of a registration statement covering the underlying shares of Common Stock. There is no minimum conversion price. No conversion of Series B Preferred Stock is permitted which would result in the stockholder's ownership, after conversion, exceeding 9.9% of the Company's outstanding stock. Should the bid price of the Common Stock fall substantially prior to conversion, the holders of the Series B Preferred Stock could obtain a significant portion of the Common Stock upon conversion, to the detriment of the then holders of the Common Stock.

     The Series B Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued and unpaid dividends. The Company is to pay an annual dividend equal to 5% of the liquidation preference, which may be paid at the election of the Company in cash or shares of its Common Stock.

     The Company may redeem shares of Series B Preferred Stock at a redemption price equal to 105% of the liquidation preference plus accrued dividends during the first 30 days after issuance and which redemption price increases to the greater of (a) 120% of the Redemption Amount or (b) the market price on a converted basis. Any redemption of the Series B Preferred Stock is subject to the prior consent of the holders of two-thirds of the outstanding Series A Preferred Stock.

     Should the Registration Statement of which this Prospectus is a part be declared effective on or after July 1, 1999, the Company would be subject to monetary penalties.

                              SELLING STOCKHOLDERS

     The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders. The Selling Stockholders are comprised of the purchasers of the Series B Preferred Stock. None of the Selling Stockholders has held any position or office or had any material relationship with the Company or any of its predecessors or affiliates within three years of the date of this Prospectus.

     The following table sets forth, as of March 12, 1999 and upon completion of this offering, information with regard to the beneficial ownership of the Company's Common Stock by each of the Selling Stockholders.

     The information included below is based upon information provided by the Selling Stockholders. Because the Selling Stockholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.


                                SHARES                           AMOUNT
                             BENEFICIALLY     SHARES          BENEFICIALLY
                              OWNED PRIOR     TO BE              OWNED
           NAME(1)            TO OFFERING    OFFERED         AFTER OFFERING(2)
----------------------------- ------------  ------------    -----------------
Sovereign Partners LP (3)         -0-        1,480,388              -0-
Dominion Capital Fund Ltd. (4)    -0-        1,017,767              -0-
Canadian Advantage L.P. (5)       -0-          462,621              -0-
-----------------------------


(1) Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)  Assumes the sale of all shares offered hereby.

(3) Represents an estimate of (a) two times the number of shares into which 800 shares of Series B Preferred Stock may be converted and (b) 12,500 shares under presently exercisable warrants.

(4) Represents an estimate of (a) two times the number of shares into which 550 shares of Series B Preferred Stock may be converted and (b) 8,594 shares under presently exercisable warrants.

(5) Represents an estimate of (a) two times the number of shares into which 250 shares of Series B Preferred Stock may be converted and (b) 3,906 shares under presently exercisable warrants.


     Pursuant to the Registration Agreement, the Company agreed to use its best efforts to cause this Registration Statement to become effective by June 30, 1999 (or if the SEC elects to conduct a review of the Registration Statement, by July 30, 1999) but not later than five business days after the SEC indicates that there are no additional comments to the Registration Statement. If the Registration Statement is not declared effective by the applicable deadline date, the Company must pay the Series B Preferred Stockholders for each full 30 day period following such date during which the Registration Statement is pending, liquidated damages in the amount of 2% of the face amount of the Series B Preferred Stock, however, in no event shall the total amount of such liquidated damages exceed $100,000.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders have advised the Company that, prior to the date of this Prospectus, they have not made any agreement or arrangement with any underwriters, brokers or dealers regarding the distribution and resale of the Shares. If the Company is notified by a Selling Stockholder that any material arrangement has been entered into with an underwriter for the sale of the Shares, a supplemental prospectus will be filed to disclose such of the following information as the Company believes appropriate: (i) the name of the participating underwriter; (ii) the number of the Shares involved; (iii) the price at which such Shares are sold, the commissions paid or discounts or concessions allowed to such underwriter; and (iv) other facts material to the transaction.

     The Company expects that the Selling Stockholders will sell their Shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the Shares in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be underwriters and commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares of 1933, as amended (the "Securities Act") offered by them hereunder.

     Sales of the Shares on the OTC Electronic Bulletin Board or other trading system may be by means of one or more of the following: (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate.

     The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Stockholders are not restricted as to the number of Shares which may be sold at any one time.

     Pursuant to the Registration Agreement for the Preferred Stock Private Placement and other agreements by the Company granting certain "piggy-back" registration rights, the Company will pay all of the expenses incident to the offer and sale of the Shares to the public by the Selling Stockholders other than commissions and discounts of underwriters, dealers or agents. The Company and the Selling Stockholders have agreed to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

     The Company has advised the Selling Stockholders that the anti-manipulative rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Regulation M, may apply to sales in the market of the Shares offered hereby and has furnished the Selling Stockholders with a copy of such rules. The Company has also advised the Selling Stockholders of the requirement for the delivery of this Prospectus in connection with resales of the Shares offered hereby.

                                  LEGAL MATTERS

     The validity of the Common Stock being offered hereby will be passed upon for the Company by Thelen Reid & Priest LLP, New York, New York.


                                     EXPERTS

     The consolidated financial statements of the Company at July 31, 1998 and 1997, and for each of the three years in the period ended July 31, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 13 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          AMERICAN ELECTROMEDICS CORP.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                          PAGE
                                                                          ----


Report of Independent Auditors............................................ F-2

Consolidated Balance Sheets as of July 31, 1998 and July 31, 1997......... F-3

Consolidated Statements of Operations for the years ended
     July 31, 1998, July 31, 1997 and July 27, 1996....................... F-4

Consolidated Statements of Changes in Stockholders' Equity for the
     years ended July 31, 1998, July 31, 1997 and
     July 27, 1996........................................................ F-5

Consolidated Statements of Cash Flows for the years ended
     July 31, 1998, July 31, 1997 and July 27, 1996....................... F-6

Notes to Consolidated Financial Statements................................ F-7

Unaudited Consolidated Balance Sheet as of
     January 31, 1999..................................................... F-18

Unaudited Consolidated Statements of Operations for the
     three months ended January 31, 1999 and 1998 and
     the six months ended January 31, 1999 and 1998...................... F-19

Unaudited Consolidated Statements of Cash Flows for the
     six months ended January 31, 1999 and 1998.......................... F-20

Notes to Unaudited Consolidated Financial Statements..................... F-21

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Board of Directors and Stockholders
American Electromedics Corp. and Subsidiaries.

We have audited the accompanying consolidated balance sheets of American Electromedics Corp. and subsidiaries as of July 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Electromedics Corp. and subsidiaries at July 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended July 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that American Electromedics Corp. will continue as a going concern. As more fully described in
Note 13, the Company has incurred operating losses for the last two years. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                      /s/ ERNST & YOUNG LLP


Manchester, New Hampshire
December 21, 1998

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS




                                                  JULY 31, 1998  JULY 31, 1997
                                                  -------------  -------------
                                                            (THOUSANDS)
ASSETS
Current Assets:
Cash and cash equivalents......................       $   396            $  471
Accounts receivable, net of allowance of
 $13,000 and $7,000 in 1998 and 1997,
 respectively:
  Trade........................................         1,169               283
  Affiliate....................................            --               379
                                                      -------            ------
                                                        1,169               662

Inventories....................................         1,951               475
Prepaid and other current assets...............           223               244
                                                      -------            ------
         Total current assets..................         3,739             1,852

Property and Equipment:
 Machinery and equipment.......................           475               361
 Furniture and fixtures........................           306                79
 Leasehold improvements........................            13                 9
                                                      -------            ------
                                                          794               449
Accumulated depreciation.......................          (436)             (396)
                                                      -------            ------
                                                          358                53

Deferred financing costs.......................            --               128
Investment in affiliate........................            --               819
Goodwill.......................................         4,298               208
Patents........................................         3,027                --
Other..........................................            36                --
                                                      -------            ------
                                                      $11,458            $3,060
                                                      =======            ======

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Bank debt......................................       $ 1,033            $  300
Accounts payable...............................         1,118               187
Accrued liabilities............................           723               153
Dividends payable..............................            72                --
Current portion of long-term debt..............            --               152
                                                      -------            ------
   Total current liabilities...................         2,946               792

Convertible subordinated debentures............            --               720
Long-term debt.................................            --               380

Stockholders' Equity:
Series A Convertible Preferred stock,
  $.01 par value; Authorized- 1,000,000
  shares; Outstanding - 3,000 shares
  in 1998 and none in 1997.....................         2,387                --
Common stock, $.10 par value; Authorized-
  20,000,000 shares; Outstanding -
  7,058,136 and 2,553,136 shares in 1998
  and 1997, respectively.......................           705               255
Additional paid-in capital.....................        12,643             2,919
Retained deficit...............................        (5,680)           (2,006)
Cumulative translation adjustment..............          (249)               --
                                                      -------            ------
                                                        9,806             1,168
Deferred compensation..........................        (1,294)               --
                                                      -------            ------
         Total stockholder's equity............         8,512             1,168
                                                      -------            ------
                                                      $11,458            $3,060
                                                      =======            ======

                             See accompanying notes.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     YEAR ENDED
                                    -------------------------------------------
                                    JULY 31, 1998  JULY 31, 1997  JULY 27, 1996
                                    -------------  -------------  -------------
                                       (Thousands, except per share amounts)

Net sales............................    $7,025        $2,309          $3,337
Cost of goods sold...................     4,692         1,311           1,652
                                         ------        ------          ------
   Gross profit......................     2,333           998           1,685

Selling, general and administrative
   expenses..........................     5,581         1,657           1,039
Research and development.............       122            85             215
                                         ------        ------          ------
   Total operating expenses..........     5,703         1,742           1,254
                                         ------        ------          ------


Operating income (loss)..............    (3,370)         (744)            431

Other income (expenses):
   Interest, net.....................      (186)         (125)            (16)
   Undistributed earnings (loss) of
     affiliate......................         56           (57)             52
   Minority interest in affiliate....       (85)           --              --
   Other.............................       (89)           --              --
                                         ------        ------          ------
                                           (304)         (182)             36
                                         ------        ------          ------

Income (loss) before provision for income
   taxes.............................    (3,674)         (926)            467
Provision for income taxes...........        --            --              25
                                         ------        ------          ------

Net income (loss)....................    (3,674)       $ (926)         $  442
                                         ======        ======          ======

Net income (loss) attributable
 to common stockholders*.............   $(4,746)       $ (926)         $  442
                                        =======        ======          ======

Net income (loss) per share,
 basic and diluted...................   $ (1.01)      $  (.37)         $  .18
                                        =======       =======          ======


*The year ended July 31, 1998 includes the impact of dividends on stock for
(a) a non-cash, non-recurring beneficial conversion feature of $1,000,000; and (b) $72,000 of dividends on Preferred Stock.

                             See accompanying notes.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE YEARS ENDED JULY 31, 1998, JULY 31, 1997 AND JULY 27, 1996
                                   (Thousands)

                                                  SERIES A
                                                CONVERTIBLE
                                               PREFERRED STOCK   COMMON STOCK
                                               ---------------  --------------
                                                         BOOK             PAR
                                               SHARES   VALUE    SHARES   VALUE
                                               ------   -----    ------   -----

Balance at July 29, 1995....................     --      $--      2,343   $234

Investment in affiliate.....................     --       --        100     10
Exercise of stock options...................     --       --         11      1
Net income..................................     --       --         --     --
                                               ----   ------     ------   ----

Balance at July 27, 1996....................     --       --      2,454    245

Sale of capital stock.......................     --       --         48      5
Exercise of stock options, net..............     --       --         51      5
Net loss....................................     --       --         --     --
                                               ----   ------     ------   ----

Balance at July 31, 1997....................     --       --      2,553    255

Conversion of convertible debentures, net...     --       --        720     72
Private placement of common stock, net......     --       --      1,050    105
Issuance of common stock for investment in
affiliates, net.............................     --       --        210     21
Issuance of common stock for acquisitions, net.  --       --      1,350    135
Stock and warrants issued for services......     --       --      1,000    100
Exercise of stock options...................     --       --        175     17
Sale of convertible preferred stock and
  warrants..................................      3    2,387         --     --
Dividend on convertible preferred stock.....     --       --         --     --
Conversion feature on convertible preferred
  stock.....................................     --   (1,000)        --     --
Dividend on beneficial conversion feature...     --    1,000         --     --
Deferred compensation related to common
  stock options.............................     --       --         --     --
Amortization of deferred compensation.......     --       --         --     --
Translation adjustment......................     --       --         --     --
Net loss....................................     --       --         --     --
                                               ----   ------     ------   ----
  Balance at July 31, 1998                        3   $2,387      7,058   $705
                                                  =   ======      =====   ====


                                               ADDITIONAL             CUMULATIVE
                                                PAID-IN    RETAINED  TRANSLATION
                                                CAPITAL    DEFICIT    ADJUSTMENT
                                               ---------   --------   ----------

Balance at July 29, 1995....................     $2,484    $(1,522)        --

Investment in affiliate.....................        290         --         --
Exercise of stock options...................          9         --         --
Net income..................................         --        442         --
                                                -------    --------     ------

Balance at July 27, 1996....................      2,783     (1,080)        --

Sale of capital stock.......................        139         --
Exercise of stock options, net..............         (3)        --
Net loss....................................         --       (926)        --
                                                -------    --------     ------

Balance at July 31, 1997....................      2,919     (2,006)

Conversion of convertible debentures, net...        625         --         --
Private placement of common stock, net......        923         --         --
Issuance of common stock for investment in
affiliates, net.............................        159         --         --
Issuance of common stock for acquisitions, net.   5,490         --         --
Stock and warrants issued for services......      1,480         --         --
Exercise of stock options...................        158         --         --
Sale of convertible preferred stock and
  warrants..................................        255         --         --
Dividend on convertible preferred stock.....        (72)        --         --
Conversion feature on convertible preferred
  stock.....................................      1,000         --         --
Dividend on beneficial conversion feature...     (1,000)        --         --
Deferred compensation related to common
  stock options.............................        706         --         --
Amortization of deferred compensation.......         --         --         --
Translation adjustment......................         --         --      $(249)
Net loss....................................         --     (3,674)        --
                                                -------    --------     ------
  Balance at July 31, 1998                      $12,643    $(5,680)     $(249)
                                                =======    ========     ======


                                                                     TOTAL
                                                     DEFERRED     STOCKHOLDERS'
                                                   COMPENSATION     EQUITY
                                                   -------------  ------------
Balance at July 29, 1995.......................           --         $1,196

Investment in affiliate........................           --            300
Exercise of stock options......................           --             10
Net income.....................................           --            442
                                                     --------        -------

Balance at July 27, 1996.......................           --          1,948

Sale of capital stock..........................           --            144
Exercise of stock options, net.................           --              2
Net loss.......................................           --           (926)
                                                     --------        -------

Balance at July 31, 1997.......................           --          1,168

Conversion of convertible debentures, net......           --            697
Private placement of common stock, net.........           --          1,028
Issuance of common stock for investment in
affiliates, net................................           --            180
Issuance of common stock for acquisitions, net.           --          5,625
Stock and warrants issued for services.........      $(1,580)            --
Exercise of stock options......................           --            175
Sale of convertible preferred stock and
  warrants.....................................           --          2,642
Dividend on convertible preferred stock........           --            (72)
Conversion feature on convertible preferred
  stock........................................           --             --
Dividend on beneficial conversion feature......           --             --
Deferred compensation related to common
  stock options................................         (706)            --
Amortization of deferred compensation..........          992            992
Translation adjustment.........................           --           (249)
Net loss.......................................
                                                          --         (3,674)
                                                     --------        -------
  Balance at July 31, 1998                           $(1,294)        $8,512
                                                     ========        =======


                             See accompanying notes.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             YEAR ENDED
                                                    ----------------------------
                                                    JULY 31, 1998  JULY 31, 1997
                                                    -------------  -------------
                                                               (THOUSANDS)

OPERATING ACTIVITIES:
Net income (loss)..................................    $(3,674)      $ (926)
Adjustments to reconcile net income (loss) to net
 cash used in operating activities:
Depreciation and amortization......................        269           42
Provision for doubtful accounts....................         --           (4)
Deferred compensation amortization.................        992           --
Loss on sale of affiliate..........................         64           --
Undistributed earnings (loss) of affiliate.........        (56)          57
Minority interest .................................         85           --
Other..............................................        (67)          38
Changes in operating assets and liabilities:
  Accounts receivable..............................        598           43
  Inventories, prepaid and other current assets....        (27)        (106)
  Accounts payable and accrued liabilities.........       (856)         (22)
                                                       --------      -------
Net cash used in operating activities..............     (2,672)        (878)

INVESTING ACTIVITIES:
Investment in affiliates, net of cash acquired.....       (138)          --
Purchase of property and equipment, net............       (188)         (39)
Acquisition of Dynamic Dental and Equidyne, net of
  cash acquired....................................       (151)          --
Proceeds from sale of affiliate....................        247           --
                                                       --------      -------
Net cash used in investing activities..............       (230)         (39)

FINANCING ACTIVITIES:
Principal payments on long-term debt ..............       (532)        (129)
Proceeds (payments) from debt and bank lines of
 credit............................................        (97)         500
Issuance of common stock, net......................      1,028          144
Proceeds from exercise of common stock options.....        175            2
Issuance of convertible preferred stock, net.......      2,642           --
Issuance of convertible subordinated debt..........         --          720
Deferred financing costs...........................         --         (166)
                                                       --------      -------
Net cash provided by financing activities..........      3,216        1,071
                                                       --------      -------
Effect of exchange rate on cash....................       (389)          --
                                                       --------      -------
Increase (decrease) in cash and cash equivalents...        (75)         154
Cash and cash equivalents, beginning of year.......        471          317
                                                       --------      -------
Cash and cash equivalents, end of year.............    $   396       $  471
                                                       ========      =======

NONCASH TRANSACTIONS:
 Common stock issued for investment in affiliates..         --           --
 Common stock and warrants issued for services.....    $ 1,580           --
 Conversion of convertible subordinated debt into
  common stock.....................................    $   697           --
 Common stock issued in connection with acquisitions   $ 5,805           --



                                                                    YEAR ENDED
                                                                  --------------
                                                                   JULY 27, 1996
                                                                  --------------

OPERATING ACTIVITIES:
Net income (loss).............................................         $ 442
Adjustments to reconcile net income (loss) to net
 cash used in operating activities:
Depreciation and amortization.................................            38
Provision for doubtful accounts...............................            --
Deferred compensation amortization............................            --
Loss on sale of affiliate.....................................            --
Undistributed earnings (loss) of affiliate....................           (52)
Minority interest ............................................            --
Other.........................................................            --
Changes in operating assets and liabilities:
  Accounts receivable.........................................          (274)
  Inventories, prepaid and other current assets...............          (317)
  Accounts payable and accrued liabilities....................            49
                                                                      ------
Net cash used in operating activities.........................          (114)

INVESTING ACTIVITIES:
Investment in affiliates, net of cash acquired................          (519)
Purchase of property and equipment, net.......................           (22)
Acquisition of Dynamic Dental and Equidyne, net of
  cash acquired..............................................             --
Proceeds from sale of affiliate...............................            --
                                                                      ------
Net cash used in investing activities.........................          (541)

FINANCING ACTIVITIES:
Principal payments on long-term debt .........................           (43)
Proceeds (payments) from debt and bank lines of
 credit.......................................................           500
Issuance of common stock, net.................................            --
Proceeds from exercise of common stock options................            10
Issuance of convertible preferred stock, net..................            --
Issuance of convertible subordinated debt.....................            --
Deferred financing costs......................................            --
                                                                      ------
Net cash provided by financing activities.....................           467
                                                                      ------
Effect of exchange rate on cash...............................            --
                                                                      ------
Increase (decrease) in cash and cash equivalents..............          (188)
Cash and cash equivalents, beginning of year..................           505
                                                                      ------
Cash and cash equivalents, end of year........................         $ 317
                                                                       =====


NONCASH TRANSACTIONS:
 Common stock issued for investment in affiliates.............         $300
 Common stock and warrants issued for services................           --
 Conversion of convertible subordinated debt into
  common stock................................................           --
 Common stock issued in connection with acquisitions..........           --

                             See accompanying notes.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 1998


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

Business Description
--------------------

     American Electromedics Corp. (the "Company") is engaged in the manufacture and sale of medical testing equipment principally to the United States and European medical community. The Company currently produces two devices designed for audiological testing purposes: Tympanometers(R), which apply a combination of pressure and sound to the ear drum to detect diseases of the middle ear, and Audiometers,which use sound at descending decibel levels to screen for hearing loss.

     The Company recognizes revenue upon receipt of a firm customer order and shipment of the product, net of allowances for warranties, which have not been material. The Company does not recognize revenue on product shipments that are subject to rights of return, evaluation periods, customer acceptance, or any other contingencies until such contingency has expired.

Principles of Consolidation
---------------------------

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

Cash and Cash Equivalents
-------------------------

     For the purpose of reporting cash flows, cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less. The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

Inventories
-----------

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

Depreciation
------------

     Property and equipment is stated at cost. The Company provides for depreciation using the straight-line method over the various estimated useful lives of the assets. Leasehold improvements are amortized over the life of the lease agreement. Repairs and maintenance costs are expensed as incurred and betterments are capitalized.

Goodwill and Patents
--------------------

     Goodwill is the purchase price in excess of the fair value of net assets acquired at the Company's date of acquisition. Goodwill is being amortized on a straight-line basis over periods ranging from 15 to 40 years. Amortization expense for the year ended 1998 was $112,000 and for 1997 and 1996 was $11,000. Accumulated amortization at July 31, 1998 and July 31, 1997 is $354,000 and $242,000, respectively.

     Patents are being amortized on a straight-line basis over 15 years, the remaining life of the patent. Amortization expense and accumulated amortization as of and for the year ended July 31, 1998 was $51,000.

     The Company continually assesses the recoverability of its goodwill and patents based on estimated future results of operations and undiscounted cash flows in accordance with Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Based on the Company's assessment, there was no impairment in the carrying value of goodwill or its other long-lived assets at July 31, 1998 or 1997.

Research and Development
------------------------

     Research and development costs are charged to operations as incurred.

Advertising Costs
-----------------

     Costs associated with advertising products are expensed when incurred. Advertising expense was $440,000 in 1998. Such amounts were immaterial for 1997 and 1996.

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Stock Options
-------------

     The Company grants stock options for a fixed number of shares to employees and others with an exercise price equal to or greater than the fair value of the shares at the date of grant. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25), and related interpretations in accounting for its stock-based compensation plans because the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of options granted equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Income Taxes
------------

     Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Recent Accounting Pronouncement
-------------------------------

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings Per Share". Previously reported earnings per share ("EPS") have been restated to conform with SFAS No. 128. Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for periods presented. Diluted EPS reflects the potential dilution that would occur if securities such as stock options were exercised.

Change in Year End
------------------

     The Company changed its year end to July 31 in 1997.

2.   ACQUISITIONS:
     ------------

     On April 30, 1998, the Company acquired all of the issued and outstanding capital stock of Dynamic Dental Systems, Inc. ("Dynamic Dental"), pursuant to an Agreement and Plan of Merger, whereby Dynamic Dental became a wholly-owned subsidiary of the Company. Dynamic Dental was founded in 1997 and is a distributor of digital operator hardware, cosmetic-imaging software, intraoral dental camera systems and digital x-ray equipment. The total cost of acquisition was approximately $3.2 million consisting primarily of 750,000 shares of the Company's Common Stock, valued at an aggregate price of $3,000,000 and $225,000 in cash. The purchase price exceeded the fair value of net assets acquired by approximately $3.4 million, which is being amortized on a straight-line basis over 15 years. The acquisition has been accounted for as a purchase and, accordingly, the operating results of Dynamic Dental have been included in the Company's consolidated financial statements since the date of acquisition.

     On May 12, 1998, the Company acquired Equidyne Systems, Inc. ("Equidyne"). Equidyne was founded in 1990 and is engaged in the development of the INJEX(TM) needle-free drug injection delivery system, which is designed to eliminate the risks of contaminated needle stick accidents and the resulting cross contamination of hepatitis, HIV, and other diseases. The total cost of acquisition was approximately $2.6 million consisting of 600,000 shares of the Company's Common Stock. The acquisition has been accounted for as a purchase and, accordingly, the operating results of Equidyne have been included in the company's consolidated financial statements since the date of acquisition. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $3.0 million, which has been allocated to patents, is being amortized over 15 years, the remaining life of the patent.

     The following unaudited proforma consolidated financial results of operations assume the acquisitions of Dynamic Dental, Equidyne and Rosch GmbH (See Note 4) occurred as of August 1, 1996:



                                                 YEAR ENDED        YEAR ENDED
                                                JULY 31, 1998     JULY 31, 1997
                                                --------------   --------------

 Net sales....................................   $ 8,970,000       $ 6,176,000
 Net loss.....................................   $(3,813,000)      $(1,214,000)
 Loss per share:
      Basic...................................   $      (.66)      $      (.30)
                                                 ===========       ===========
      Diluted.................................   $      (.66)      $      (.30)
                                                 ===========       ===========



3.   INVENTORIES:
     -----------

     Inventories consist of the following at:

                                      JULY 31, 1998            JULY 31, 1997
                                     ----------------     --------------------
Raw materials.................          $  291,000                $264,000
Work-in-process...............              29,000                  31,000
Finished goods................          $1,631,000                $180,000
                                        ----------                --------
                                        $1,951,000                $475,000
                                        ==========                ========

4.   INVESTMENT IN AFFILIATE:
     -----------------------

     In January 1996, the Company invested $819,000, which investment consisted of $519,000 of cash and 100,000 shares of the Company's common stock, for a fifty percent interest in Rosch GmbH Medizintechnik ("Rosch GmbH"). The 100,000 shares were valued at $3.00 per share, which represented the fair market value of the stock at the time the agreement was reached. This investment was previously being accounted for by the Company under the equity method of accounting. Rosch GmbH is a marketing and distribution company based in Berlin, Germany specializing in the distribution of healthcare products, including the Company's products, to primary care physicians throughout Europe. Substantially all of the Company's foreign and export sales are conducted through Rosch GmbH. In January 1996, Rosch GmbH sold its exclusive distributorship rights for a manufacturer's ear, nose, and throat ("ENT") line of products in order to concentrate on the Company's products as well as other healthcare products.

     The Company changed its method of accounting for Rosch GmbH from the equity method to a consolidated basis on August 11, 1997 based upon the Company's determination that it had reached the definition of control of Rosch GmbH as of August 11, 1997 under generally accepted accounting principles. The Company's determination of control of Rosch GmbH was based primarily upon the successful completion of negotiations with the remaining owner to acquire effective voting control. For the first quarterly period ended October 31, 1997, the Company continued to recognize earnings of Rosch GmbH up to its 50% ownership share. On December 18, 1997, the Company closed on the purchase of the remaining 50% of the outstanding capital stock of Rosch GmbH, for $50,000 plus 105,000 shares of Common Stock, pursuant to a Stock Purchase Option Agreement, dated as of November 1, 1997. As a result of this transaction, the Company recognized 100% of all activity of Rosch GmbH for the second quarterly period ended January 31, 1998, and thereafter.

     Accounts receivable recorded in the Company's balance sheet as of July 31, 1997 represent receivables arising through the normal course of business. The balance consists primarily of sales of the Company's audiometric products to Rosch GmbH. Intercompany profits relating to sales of the Company's products to Rosch GmbH were eliminated based on the Company's 50% equity ownership of Rosch GmbH at that time.

     The following is summarized unaudited financial information of Rosch GmbH.

                                            YEAR ENDED            YEAR ENDED
                                           JULY 31, 1998         JULY 31, 1997
                                        -----------------      ----------------

     Sales.............................       $5,400,000           $3,920,000
     Gross profit......................        1,631,000            1,340,000
     Net income (loss).................         (381,000)             (58,000)
     Current assets....................        2,267,000            2,435,000
     Non-current assets................          258,000              211,000
     Current liabilities...............        1,907,000            1,687,000
     Non-current liabilities...........            --                 737,000


     In December 1997, the Company invested $255,000, consisting of $150,000 of cash and 105,000 shares of its Common Stock for a 45% interest in Meditronic Medizinelektronik GmbH ("Meditronic GmbH"), pursuant to a Stock Purchase Option Agreement, dated November 1, 1997. The shares were valued at $1.00 per share, which represented the fair market value of the Common Stock on the date of acquisition. Meditronic GmbH is a development and manufacturing company, specializing in the manufacture of medical camera systems. Substantially all of Meditronic GmbH's sales are to Rosch GmbH. The Company accounted for its investment in Meditronic GmbH under the equity method until July 1998 when the

Company sold its interest in Meditronic GmbH for approximately $250,000 which resulted in a loss of $64,000. The Company continues to act as the exclusive distributor for Meditronic GmbH's products.


5.   DEBT
     ----

     In connection with the acquisition of Rosch GmbH, the Company has revolving lines of credit from several German-based banks. These lines of credit bear interest rates ranging from 8.125% to 9.0%. As of July 31, 1998, there was $368,000 outstanding under these revolving lines of credit.

     The Company also has Term Loans with German-based banks. The first loan is payable in equal monthly installments through June 1999. Interest is 5.875% per annum, and as of July 31, 1998, there was $202,000 outstanding under this loan. The second loan is payable in its entirety on February 15, 1999. Interest is 5.7% per annum and as of July 31, 1998, there was $393,000 outstanding under this loan.

     As of July 31, 1997, there was $532,000 outstanding under two separate Term Loans and $300,000 outstanding under a revolving line of credit from the Company's prior bank. During 1998, these balances were repaid and the loan agreements were terminated as of July 31, 1998.

     Borrowings under these outstanding loans are collateralized by essentially all of the assets of the Company.


6.   EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
     -----------------------------------------------

     Earnings per share, basic and diluted, were computed using weighted average shares outstanding of, 4,687,707 for 1998, 2,510,296 for 1997 and 2,493,854 for
the year ended July 27, 1996. Dilutive securities were not included in the calculation of diluted weighted average shares due to their anti-dilutive effect.


7.   INCOME TAXES:
     ------------

     The Company's deferred tax assets (which result primarily from net operating loss carryforwards and accrued expenses) as of July 31, 1998 and July 31, 1997 were $1,217,000 and $561,000, respectively. SFAS No. 109 requires a valuation allowance against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized. The Company believes that some uncertainty exists and therefore has maintained a valuation allowance of $1,217,000 and $561,000 as of July 31, 1998 and July 31, 1997,
respectively. As of July 31, 1998, the Company has net operating loss carryforwards for Federal income tax purposes of $3,175,000 that expire from 2004 to 2018.

     The net provision for income taxes for the years ended July 31, 1998, July 31, 1997 and July 27, 1996 of $-0-, $-0-, and $25,000, respectively, are comprised entirely of currently payable state income taxes. There was no current Federal income tax provision due to the utilization of net operating loss carryforwards. Approximately $-0-, $-0- and $511,000 of the Federal net operating loss carryforward was utilized during the years ended July 31, 1998, July 31, 1997 and July 27, 1996, respectively.

     Significant components of the Company's deferred tax assets are as follows:

                                                       1998              1997
                                                  -----------------------------
Deferred tax assets:
     Net operating loss carryforwards               $ 1,079,000      $ 437,000
     Accrued expenses                                    90,000         67,000
     Inventory                                           32,000         24,000
     Other                                                3,000         16,000
     Reserves                                            13,000         17,000
                                                  -----------------------------
       Total deferred tax assets                      1,217,000        561,000
     Valuation allowance for deferred tax assets     (1,217,000)      (561,000)
                                                  -----------------------------
Net deferred tax assets                               $     -0-      $     -0-
                                                  =============================

A reconciliation of income taxes computed at the federal statutory rates to income tax expense is as follows:


                                       1998                           1997
                         ------------------------------------------------------
                            Amount         Percent       Amount        Percent
                         ------------------------------------------------------
Tax (Benefit) at
Federal Statutory Rates  $(1,249,000)       (34%)      $(315,000)       (34%)

State Income Taxes,
Net of Federal Tax
Benefit                           --          --              --          --

Change in Valuation
Reserve                      656,000          18         313,000          34

Goodwill Amortization         57,000           2          13,000           1

Deferred
Compensation                 336,000           9              --          --

Other                        200,000           5         (11,000)         (1)
                         ------------------------------------------------------
    Total                        $--          0%            $ --          0%
                         ======================================================

                                    1996
                        -------------------------------
                              Amount          Percent
                        -------------------------------
Tax (Benefit) at
Federal Statutory Rates     $159,000             34%

State Income Taxes,
Net of Federal Tax
Benefit                       17,000               4

Change in Valuation
Reserve                     (122,000)            (26)

Goodwill Amortization          4,000               1

Deferred
Compensation                      --              --

Other                        (33,000)             (7)
                        -------------------------------
    Total                    $25,000              6%
                        ===============================


8.   EQUITY:
     ------

     Conversion of Debentures. As of November 3, 1997, the Company issued an aggregate of 720,000 shares of its Common Stock upon the conversion of $720,000 principal amount of its 14% Convertible Subordinated Debentures due October 31, 1999 (the "Debentures"). This represented the entire issue of Debentures. The Company had reduced the conversion price of the Debentures to $1.00 per share from $3.75 per share, effective October 17, 1997 through October 27, 1997, in connection with October 1997 amendments to arrangements with Citizens Bank New Hampshire pursuant to a Forbearance and Workout Agreement and its efforts to obtain additional equity capital.

     Private Placement of Common Stock. As of November 26, 1997, the Company closed a private placement of 1,050,000 shares of Common Stock, at a price of $1.00 per share, or an aggregate purchase price of $1,050,000 to a group of "accredited investors," as such term is defined in Regulation D under the

Securities Act. The Company used $150,000 of the placement proceeds to repay portions of its indebtedness to Citizens Bank, and used the balance of the proceeds for working capital, including increasing its ownership interest in Rosch GmbH.

     Effective February 1998, the Company retained Liviakis Financial Communications, Inc. ("LFC") as a financial consultant for a term of one year for a fee of 1,000,000 shares of the Company's Common Stock, valued at $1.00 per share, the fair market value, and warrants for an additional 1,000,000 shares of Common Stock exercisable at $1.00 per share for four years. The fair value of the 1,000,000 warrants was determined to be $580,000 through the application of the Black-Scholes method. Consulting expense of $1,580,000 for the common stock and warrants issued is being recognized ratably over the one year term of the agreement. LFC would receive a finder's fee equal to 2.5% of the gross funding of any debt or equity placement and 2% of the gross consideration on any acquisition for which LFC acts as a finder for the Company.

     Preferred Stock. During May 1998, the Company closed the placement of three tranches of 1,000 shares each of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), to one purchaser (the "Purchaser") at a purchase price of $1,000 per share or an aggregate purchase price of $3 million, pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), among the Company, West End Capital LLC ("West End") and the Purchaser. As part of its entry into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the "Registration Agreement") and a Warrant Agreement. Concurrently with the closing for the first tranche of Series A
Preferred Stock, the Company issued warrants under the Warrant Agreement (the "Warrants") to West End for the purchase of 50,000 shares of the Company's Common Stock at an exercise price of $4.80 per share, subject to customary anti-dilution provisions, expiring on May 5, 2002. The Company also issued warrants for the purchase of 30,000 shares of Common Stock to the placement agent, exercisable at $4.40 per share for three years. On the date of issuance, the Company determined these warrants had a value of $255,000.

     The Series A Preferred Stock is immediately convertible into shares of the Company's Common Stock at a conversion rate equal to $1,000 divided by the lower of (i) $4.00 or (ii) 75% of the average closing bid price for the Common Stock for the five trading days immediately preceding the conversion date. The Company may force conversion of all (and not less than all) of the outstanding shares of Series A Preferred Stock at any time after the first anniversary of the effective date of the Registration Statement. There is no minimum conversion price. Should the bid price of the Common Stock fall substantially prior to conversion, the holders of the Series A Preferred Stock could obtain a significant portion of the Common Stock upon conversion, to the detriment of the then holders of the Common Stock.

     The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, and provides for an annual dividend equal to 5% of the liquidation preference, which may be paid at the election of the Company in cash or shares of its Common Stock. The annual dividend rate was increased to 12% as of June 5, 1998 because the Company did not file the Registration Statement covering the Common Stock underlying the Series A Preferred Stock within 30 days of the initial closing. The Registration Statement was filed on July 10, 1998, but has not yet been declared effective. The rate has increased to 18% and will remain at such rate until the effective date of the Registration Statement, when the dividend rate would return to 5%.

     The conversion discount of the preferred stock is considered to be an additional preferred stock dividend. The maximum discount available of $1,000,000 was initially recorded as a reduction of preferred stock and an increase to additional paid-in capital. As the preferred stock was immediately convertible upon issuance, the Company then recognized additional dividends, by recording a charge to income available to common stockholders.

     Stock Options. In 1997, the Company granted certain directors and officers of the Company options to purchase 480,000 shares under separate option agreements. The options were granted at the fair market value of the Company's Common Stock on the date of grant. The options vest over four years and expire ten years from the date of grant.

     In October 1996, the Company's stockholders approved the 1996 Stock Option Plan providing for the issuance of up to 300,000 shares of the Company's Common Stock. The plan is administered by the Board of Directors or an Option Committee. Options granted under this Plan would be either incentive stock options or non-qualified stock options which would be granted to employees, officers, directors and other persons who perform services for or on behalf of the Company. Options are exercisable as determined at the time of grant except options to officers or directors may not vest earlier than six months from the date of grant, and the exercise price of all the options cannot be less than the fair market value at the date of grant.

     In 1996, the Company granted to a consultant an option to purchase a total of 13,000 shares of the Company's Common Stock at fair market value on the date of grant. The option is exercisable and expires no later than three years from the date of grant. The Company expensed approximately $10,000 and $50,000 in 1996 and 1997, respectively, based on the fair market value of the consultant's services over the twelve month term of the consulting agreement.

     In 1995, the Company granted certain officers options to purchase a total of 50,000 shares of the Company's Common Stock at fair market value on the date of grant. There remains outstanding an option for 30,000 shares which is exercisable and expires no later than four years from the date of grant.


FAS 123 DISCLOSURE

     Pro forma information regarding net income (loss) is required by FAS 123 (Stock-Based Compensation), which requires that the information be determined as if the Company had accounted for its employee stock options grants under the fair value method of that Statement. The fair values for these options were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                            1998          1997         1996
                       -----------------------------------------

Expected life (years)         4            4.7            4
Interest rate                 6%             6%           6%
Volatility                 1.15           1.15         1.13
Dividend yield              0.0%           0.0%         0.0%


     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Because FAS 123 is applicable only to options granted subsequent to July 29, 1995, its pro forma effect will not be fully reflected until fiscal year 1999. The Company's pro forma information is as follows:

                                          1998             1997           1996
                                     ------------------------------------------

Pro forma net income (loss)            $(5,497,682)    $(1,238,759)    $429,134
Pro forma net income (loss per share)  $     (1.17)    $     (0.49)    $    .17



Option activity for the years ended 1998, 1997 and 1996 is summarized below:


                                              1998                     1997
                               ----------------------------------------------
                                                    Weighted
                                                    Average
                                                    Exercise
                                     Shares          Price           Shares
                               ----------------------------------------------

Outstanding at beginning of year      403,333         $3.23          133,333
  Granted                           1,866,300          1.55          480,000
  Expired or canceled                (320,000)         3.09         (136,000)
  Exercised                          (175,000)         1.00         ( 74,000)
                                     ---------                      ---------

Outstanding at end of year          1,774,633          1.71         (403,333)
                                    =========                       =========

Exercisable at end of year          1,494,133          1.63         (111,000)
                                    =========                       =========

Available for future grants            20,000                       (240,000)
                                       ======                       =========

Weighted-average fair value of
options granted during year                           $8.20




                                        1997                    1996
                                   --------------------------------------------
                                       Weighted                       Weighted
                                        Average                       Average
                                       Exercise                       Exercise
                                         Price          Shares         Price
                                   --------------------------------------------

Outstanding at beginning of year         $1.58          131,000         $0.93
  Granted                                 3.36           13,000          7.50
  Expired or canceled                     3.45               --            --
  Exercised                               0.66         ( 11,000)         0.94
                                                       ---------

Outstanding at end of year                3.23         (133,000)         1.58
                                                       =========

Exercisable at end of year                3.11         (107,000)         0.87
                                                       =========

Available for future grants                            ( 10,000)
                                                       =========

Weighted-average fair value of
options granted during year              $2.54                          $4.52

The following table presents weighted-average price and life information about significant option grants outstanding at July 31, 1998:


                                        OPTIONS OUTSTANDING
                                        -------------------
                                                     Weighted
                                                      Average
                                                     Remaining
      Range of                     Number           Contractual
   Exercise Prices              Outstanding             Life
-------------------------------------------------------------------

$1.00 - $1.50                   1,338,000          4 years
$3.00 - $4.38                     423,300          5 years
        $7.50                      13,333          1 year
                                ---------
                                1,774,633
                                =========


                               OPTIONS EXERCISABLE
                               -------------------
                      Weighted                           Weighted
                      Average                            Average
       Range of       Exercise         Number            Exercise
    Exercise Prices    Price        Exercisable          Price
----------------------------------------------------------------

$1.00 - $1.50          $1.01         1,214,500          $1.01
$3.00 - $4.38          $3.72           266,300          $4.14
        $7.50          $7.50            13,333          $7.50
                                     ---------
                                     1,494,133
                                     =========


10.  COMMITMENTS:
     -----------

     The Company leases its corporate offices and audiometric operations under a 36-month operating lease beginning in May 1998. Prior to that time, the Company had leased facilities on a month-to month basis. Rent expenses for the year ended July 31, 1998 was $33,000 and for the years ended July 31, 1997 and July 27, 1996 was $15,500 and $13,500 respectively.

    Rosch GmbH leases its administrative and sales offices under a 60-month lease expiring in May 2002. Rent expense for the year ended July 31, 1998 was $105,000.


11.  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS:
     ------------------------------------------------

     The Company's primary customers are in the medical field. At July 31, 1998 and July 31, 1997, substantially all accounts receivable balances are concentrated in this industry. The Company sells products and extends credit based on an evaluation of the customer's financial condition, generally without regard to collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.


12.  BUSINESS SEGMENT AND FOREIGN OPERATIONS:
     ---------------------------------------

The Company operates in one business segment - the sale of medical equipment.

The Company's foreign operations are subject to certain economic and regulatory risks and uncertainties specific to Germany and the European geographic region. Such risks and uncertainties could disrupt the Company's foreign operations and have a material impact on the Company's financial results.

Transfers to affiliates are made at prices above the Company's cost and include charges for freight and handling.



                            DOMESTIC      GERMAN
                           OPERATIONS   OPERATIONS  ELIMINATION  CONSOLIDATED
                           --------------------------------------------------
Year ended July 31, 1998:                       (Thousands)

 Net sales                   $2,155       $4,870                     $7,025
 Transfers between
  geographic areas              131          530       (661)             --
                           --------------------------------------------------
Net sales                     2,286        5,400       (661)          7,025
Loss from operations         (2,989)        (381)                    (3,370)
Assets                       $8,933       $2,525                    $11,458

Prior to the acquisition and consolidation of Rosch GmbH in fiscal year 1998, the Company did not conduct any significant business in foreign countries.


13.  GOING CONCERN
     -------------

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred net losses of $3,674,000 and $926,000 for the years ended July 31, 1998 and 1997, respectively. This and other factors indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

     The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing and ultimately to attain profitability. The Company continues to pursue strategies to improve the profitability of its current product lines, and is actively pursuing additional debt and equity financing.


14.  SUBSEQUENT EVENTS
     -----------------

     On October 26, 1998, the Company entered into a letter of intent to acquire Score International, Inc. ("SCI") for $1.7 million, consisting of $1,450,000 payable in shares of the Company's Common Stock, to be valued as provided for in a definitive acquisition agreement and $250,000 in cash. SCI is a developer and distributor of dental office products, primarily a patented high-speed handpiece repair system. The transaction is subject to negotiation and execution of a definitive acquisition agreement and fulfillment of customary closing conditions. This letter of intent may be terminated by either party, if by the close of business on December 31, 1998, a definitive acquisition agreement shall not have been executed.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                                        JANUARY 31,
                                                            1999
                                                       --------------
                                                        (THOUSANDS)

ASSETS
Current Assets:
Cash and cash equivalents........................          $   107
Accounts receivable..............................            1,443
Inventories......................................            2,432
Prepaid and other current assets.................              356
                                                           -------
         Total current assets....................            4,338

Property and equipment:..........................              900
Accumulated depreciation.........................             (467)
                                                           -------
                                                               433

Goodwill.........................................            4,174
Patents..........................................            2,932
Other............................................               29
                                                           -------
                                                           $11,906
                                                           =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank Debt........................................          $ 1,223
Loans from related parties.......................              425
Other short-term debt............................              650
Accounts payable.................................            2,263
Accrued liabilities..............................              568
Dividends payable................................              327
                                                           -------
   Total current liabilities.....................            5,456

Stockholders' Equity:
Series A Convertible Preferred stock, $.01 par
  value; Authorized-- 1,000,000 shares; Outstanding--
  3,000 shares...................................            2,387
Common stock, $.10 par value; Authorized--
  20,000,000 shares; Outstanding-- 7,668,464 shares
  at January 31, 1999 ...........................              767
Additional paid-in capital.......................           12,270
Retained deficit.................................           (8,322)
Accumulated other comprehensive loss.............             (190)
                                                           -------
                                                             6,912
Deferred compensation............................             (462)
                                                           -------
         Total stockholder's equity..............            6,450
                                                           -------
                                                           $11,906
                                                           =======

            See notes to unaudited consolidated financial statements.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  THREE MONTHS ENDED
                                              ----------------------------
                                              JANUARY 31,      JANUARY 31,
                                                 1999             1998
                                              ------------   --------------
                                          (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net sales..................................    $   2,290        $   1,805
Cost of goods sold.........................        1,454              821
                                               ---------        ---------
   Gross profit............................          836              984

Selling, general and administrative........        1,966              903
Research and development...................           77               --
                                               ---------        ---------
   Total operating expenses................        2,043              903
                                               ---------        ---------

Operating income (loss) ...................       (1,207)              81

Other income (expenses):
   Undistributed earnings of affiliate.....           --               77
   Interest, net...........................          (58)             (40)
   Minority interest in affiliate..........           --               --
   Other...................................          (91)             (52)
                                               ---------        ---------
                                                    (149)             (15)

Income (loss) before provision for
   income taxes............................       (1,356)              66
Provision for income taxes.................           --               (2)
                                               ---------        ---------

Net income (loss)..........................    $  (1,356)       $      64
                                               =========        =========

Net income (loss) attributable to common
   stockholders*...........................    $  (1,494)       $      64
                                               =========        =========

Weighted average number of common and
   common equivalent shares outstanding....    7,369,800        4,096,830
                                               =========        =========

Earnings (loss) per common and common
  equivalent share:
   Basic...................................    $    (.20)       $     .02
                                               =========        =========
   Diluted.................................    $    (.20)       $     .02
                                               =========        =========



                                                     SIX MONTHS ENDED
                                              ------------------------------
                                                  JANUARY 31,      JANUARY 31,
                                                      1999             1998
                                               --------------   --------------
                                          (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net sales.......................................   $   4,396       $   3,635
Cost of goods sold..............................       2,673           1,879
                                                   ---------       ---------
   Gross profit.................................       1,723           1,756

Selling, general and administrative.............       3,888           1,590
Research and development........................         205              --
                                                   ---------       ---------
   Total operating expenses.....................       4,093           1,590
                                                   ---------       ---------
Operating income (loss) ........................      (2,370)            166

Other income (expenses):
   Undistributed earnings of affiliate..........          --              77
   Interest, net................................         (75)           (118)
   Minority interest in affiliate...............          --             (85)
   Other........................................        (197)              6
                                                   ---------       ---------
                                                        (272)           (120)

Income (loss) before provision for
   income taxes.................................      (2,642)             46
Provision for income taxes......................          --              (2)
                                                   ---------       ---------

Net income (loss)...............................   $  (2,642)      $      44
                                                   =========       =========
Net income (loss) attributable to common
   stockholders*................................   $  (2,897)      $      44
                                                   =========       =========
Weighted average number of common and
   common equivalent shares outstanding.........   7,217,218       3,282,142
                                                   =========       =========

Earnings (loss) per common and common
  equivalent share:
   Basic........................................   $    (.40)      $     .01
                                                   =========       =========
   Diluted......................................   $    (.40)      $     .01
                                                   =========       =========

                             See accompanying notes.


* The three and six months ended January 31, 1999 includes the impact of $138,000 and $255,000, respectively, of dividends on Preferred Stock.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                            SIX MONTHS ENDED
                                                       -----------------------
                                                       JANUARY 31,  JANUARY 31,
                                                       ------------ ----------
                                                           1999        1998
                                                           ----        -----
                                                               (Thousands)

OPERATING ACTIVITIES:
Net income (loss)...................................    $(2,642)      $    44
Adjustments to reconcile net income (loss) to net
   cash used in operating activities:
Depreciation and amortization.......................        284           132
Deferred compensation...............................        832            --
Undistributed earnings of affiliate.................         --           (77)
Minority interest in affiliate......................         --            85
Changes in operating assets and liabilities:
   Accounts receivable..............................       (252)          341
   Inventories, prepaid and other current
     assets.........................................       (528)       (1,339)
   Accounts payable and accrued liabilities.........        969          (264)
                                                        -------       -------
Net cash used in operating activities...............     (1,337)       (1,078)

INVESTING ACTIVITIES:
Purchase of property and equipment, net.............       (125)          (94)
                                                        -------       -------
Net cash used in investing activities...............       (125)          (94)

FINANCING ACTIVITIES:
Principal payments on long-term debt................         --           (72)
Proceeds from long-term debt and bank line of
  credit............................................         --           (28)
Proceeds from issuance of common stock, net.........         --           994
Net proceeds from bank debt.........................        153            --
Net proceeds from related party debt................        425            --
Net proceeds from other short-term debt.............        650            --
Issuance of common stock, net.......................        (79)           --
Proceeds from exercise of stock options.............         22            --
                                                        -------       -------
   Net cash provided by financing activities........      1,171           894
                                                        -------       -------

Effect of exchange rate changes on cash and cash
  equivalents.......................................          2             1
Decrease in cash and cash equivalents...............       (289)         (277)
Cash and cash equivalents, beginning of period......        396           533
                                                        -------       -------
Cash and cash equivalents, end of period............    $   107       $   256
                                                        =======       =======

NON-CASH ACTIVITIES:
Conversion of convertible subordinated debt into
  common stock......................................
                                                        $    --       $   720
                                                        =======       =======
Common Stock issued in connection with
  acquisitions......................................    S    --       $   210
                                                        =======       =======
Common stock issued under conversion provision of
   warrants.........................................    $    59       $    --
                                                        =======       =======


           See notes to unaudited consolidated financial statements.

                  AMERICAN ELECTROMEDICS CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 1999



1.       BASIS OF PRESENTATION
         ---------------------

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

         Operating results for the three and six month periods ended January 31, 1999 are not necessarily indicative of the results that may be expected for the year ending July 31, 1999. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended July 31, 1998.

Foreign Currency Translation

         The financial statements of the Company's foreign subsidiary have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. All balance sheet amounts have been translated using the exchange rates in effect at the balance sheet date. Statement of Operations amounts have been translated using average exchange rates. The gains and losses resulting from the changes in exchange rates from the date of acquisition of Rosch GmbH to January 31, 1999 have been reported separately as a component of stockholders' equity. The aggregate transaction gains and losses are insignificant.

Comprehensive Income (Loss)

         Effective August 1, 1998, the Company adopted Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income (SFAS 130). SFAS 130 establishes new rules for the reporting and display of comprehensive income or loss and its components, however, the adoption of this statement had no impact on the Company's net income or shareholders' equity. For the three and six months ended October 31, 1999, the Company's only item of other comprehensive income was the foreign currency translation adjustment recognized in consolidation of its wholly-owned German subsidiary, Rosch GmbH. SFAS 130 requires such adjustments, which prior to adoption were reported separately in shareholder's equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

         The foreign currency translation adjustment and comprehensive loss for the three months ended January 31, 1999 was ($29,000) and ($1,385,000), respectively. For the six months ended January 31, 1999, the foreign currency translation adjustment and comprehensive loss was $59,000 and ($2,583,000). As of January 31, 1999, the cumulative translation adjustment and accumulated other comprehensive loss was ($190,000).

2.       DEBT
         ----

         In September 1998, the Company entered into a $505,000 line of credit with Guardian Financial Services, Inc. (owned by an officer of the Company). This line of credit is due on demand and bears an interest rate of 10% per annum. As of January 31, 1999, $425,000 was outstanding under this line of credit, which expired on February 28, 1999 and remains outstanding as a demand loan, which is secured by substantially by all assets of the Company.

         On January 29, 1999, the Company entered into a $50,000 Promissory Note bearing interest at 11.5%, and maturing on February 15, 1999. The Company's $600,000 term loan, originally due to expire on November 25, 1998, has reverted to a demand loan and was still outstanding at January 31, 1999. The $650,000 total balance was paid in full on February 3, 1999. See Subsequent Event, below.


3.  ACQUISITIONS
    ------------

         On April 30, 1998, the Company acquired all of the issued and outstanding capital stock of Dynamic Dental Systems, Inc. ("Dynamic Dental"), pursuant to an Agreement and Plan of Merger, whereby Dynamic Dental became a wholly-owned subsidiary of the Company. Dynamic Dental was founded in 1997 and is a distributor of digital operator hardware, cosmetic-imaging software, intraoral dental camera systems and digital x-ray equipment. The total cost of acquisition was approximately $3.2 million consisting primarily of 750,000 shares of the Company's Common Stock, valued at an aggregate price of $3,000,000 and $225,000 in cash. The purchase price exceeded the fair value of net assets acquired by approximately $3.4 million, which is being amortized on a straight-line basis over 15 years. The acquisition has been accounted for as a purchase and, accordingly, the operating results of Dynamic Dental have been included in the Company's consolidated financial statements since the date of acquisition.

         On May 12, 1998, the Company acquired Equidyne Systems, Inc. ("Equidyne"). Equidyne was founded in 1990 and is engaged in the development of the INJEX(TM) needle-free drug injection delivery system, which is designated to eliminate the risks of contaminated needle stick accidents and the resulting cross contamination of hepatitis, HIV, and other diseases. The total cost of acquisition was approximately $2.6 million consisting of 600,000 shares of the Company's Common Stock. The acquisition has been accounted for as a purchase and, accordingly, the operating results of Equidyne have been included in the Company's consolidated financial statements since the date of acquisition. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $3.0 million, which has been allocated to patents, is being amortized over 15 years, the remaining life of the patent.

         The following unaudited proforma consolidated financial results of operations for the three and six months ended January 31, 1998 assume the acquisitions of Dynamic Dental and Equidyne occurred as of August 1, 1997.



                                     Three months ended      Six months ended
                                      January 31, 1998       January 31, 1998
                                 -----------------------------------------------


Net sales........................           $2,488,000             $4,716,000

Net loss.........................              (55,000)              (233,000)

Loss per share; basic and
  diluted........................                 (.01)                  (.05)

4.  SUBSEQUENT EVENT
    ----------------

         On February 3, 1999, the Company sold 1,600 shares of Series B Preferred Stock to one purchaser for $1,000 per share or an aggregate purchase price of $1.6 million, together with Warrants to purchase up to 25,000 shares of the Company's Common Stock at an exercise price of $3.00 per share and exercisable until January 31, 2002.

         The Series B Preferred Stock is convertible at any time after April 30, 1999 into shares of Common Stock at a conversion rate equal to $1,000 divided by the lower of (i) $2.00 or (ii) 75% of the average closing bid price for the Common Stock for the five trading days immediately preceding the conversion date. The Company may force conversion of all (and not less than all) of the outstanding shares of Series B Preferred Stock at any time after the first anniversary of the effective date of a registration statement covering the underlying shares of Common Stock. There is no minimum conversion price. Should the bid price of the Common Stock fall substantially prior to conversion, the holders of the Series B Preferred Stock could obtain a significant portion of the Common Stock upon conversion, to the detriment of the then holders of the Common Stock.

         The Series B Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, and provided for an annual dividend equal to 5% of the liquidation preference, which may be paid at the election of the Company in cash or shares of its Common Stock.

         The conversion terms of the Series B Preferred Stock could result in a discount to the holders, depending on the market price of the Company's Common Stock during the five trading days immediately preceding a future conversion date. Any such discount would be considered an additional preferred stock dividend resulting from the beneficial conversion feature of the securities, and would be recorded as a charge to income available to common stockholders at the time of conversion. As the Series B Preferred Stock is not convertible until after April 30, 1999, the amount of the dividend which would be recognized, if any, cannot be determined at this time.

         The net proceeds of $1,500,000 (after offering expenses) from the sale of the Series B Preferred Stock were used in part to repay the company's $600,000 term loan and $50,000 Promissory Note described in Note 2, above.


5.  YEAR 2000
    ---------

         The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs or hardware that have date-sensitive software embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         Based on recent assessments, the Company determined that it will be required to modify or replace significant portions of its software and certain hardware so that those systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications or replacements of existing software and certain hardware, the Year 2000 Issue can be mitigated. However, if such modifications and replacements are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

         The Company's plan to resolve the Year 2000 Issue involves the following four phases: assessment, remediation, testing and implementation. To date, the Company has substantially completed its assessment of all systems that could be significantly affected by the Year 2000. The assessment indicated that most of the Company's significant information technology systems will be affected, including its financial information system which includes its general ledger, accounts payable, billing and inventory systems. The assessment was also undertaken on the Company's products, which are also at risk, as they utilize software and hardware (embedded chips) as well. However, based on its review of its product line, the Company has determined that most of the products it has sold and will continue to sell do not require remediation to be Year 2000 compliant. Accordingly, the Company does not believe that the Year 2000 presents a material exposure as it relates to the Company's products. The Company's manufacturing processes consist principally of unautomated assembly of components manufactured by outside third-parties. The Company has begun to gather information about the Year 2000 compliance status of its significant suppliers, and will take appropriate steps to monitor their compliance on an ongoing basis.

         Regarding its information technology exposures, the Company utilizes an unmodified off-the-shelf software package, which is not Year 2000 compliant. The Company has confirmed with its software vendor that a Year 2000-compliant upgrade is readily available, and anticipates purchasing this upgrade during its third fiscal quarter, which ends on April 30, 1999. The upgrade would provide full Year 2000 compliance with respect to its financial information systems, and a the new software will also be an unmodified off-the-shelf package, testing to ensure Year 2000 compliance will not be necessary. Implementation will take place as early as possible following the purchase of the system, and is expected to be completed no later than June 30, 1999.

         The Company does not presently maintain direct interfaces with any third-party vendors. The Company has made various queries of its significant suppliers that do not share information systems with the Company (external agents). To date, the Company is not aware of any external agent with a Year 2000 issue that would materially impact the Company's results of operations, liquidity, or capital resources. However, the Company has no means of assuring that external agents will be Year 2000 ready. The inability of external agents to complete their Year 2000 resolution process in a timely fashion could materially impact the Company.
The effect of non-compliance by external agents is not determinable.

         The total cost of the Company's Year 2000 project is estimated at $25,000, which will be funded through operating cash flows. To date, the Company has not incurred any direct costs related to its Year 2000 project. The project costs will consist principally of the cost of new software, which will be capitalized.

         Management of the Company believes it has an effective plan in place to resolve the Year 2000 Issue in a timely manner. As noted above, the Company has not yet completed all necessary phases of its Year 2000 project. In the event that the Company does not complete any additional phases, the Company could be unable to take customer orders, manufacture and ship products, invoice customers or collect payments. In addition, disruptions in the economy generally resulting from Year 2000 issues could also materially adversely affect the Company.

         The Company currently has no contingency plans in place in the event it does not complete all phases of its Year 2000 project. The Company plans to evaluate the status of completion in June 1999 and determine whether such a plan is necessary.


Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This Report contains or refers to forward-looking information made pursuant to the "safe harbor" provisions of the Private Securities litigation Reform Act of 1995. That information covers future revenues, products and income and is based upon current expectations that involve a number of business risks and uncertainties. Among the factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but not limited to, technological innovations of competitors, delays in product introductions, changes in health care regulations and reimbursements, changes in foreign economic conditions or currency translation, product acceptance or changes in government regulation of the Company's products, as well as other factors discussed in other Securities and Exchange Commission filings for the Company.

RESULTS OF OPERATIONS
---------------------

         Net sales for the three and six month periods ended January 31, 1999 were $2,290,000 and $4,396,000, respectively, compared to $1,805,000 and $3,635,000 for the three and six month periods ended January 31, 1998. The increase in sales in fiscal 1999 was attributable to the acquisitions of Dynamic Dental and Equidyne in April and May 1998, respectively.

         Cost of sales for the three and six month periods ended January 31, 1999 were 63.5% and 60.8%, compared to 45.5% and 51.7% of net sales during the same periods in the prior year. The increase in cost as a percentage of sales can be attributed to the product mix which included sales of Dynamic Dental in fiscal 1999. The intraoral dental camera and related product lines in the U.S. generally produce lower gross margins than the Company's other product lines.

         Total operating expenses for the three and six month periods ended January 31, 1999 were $2,043,000 and $4,093,000, respectively, compared to $903,000 and $1,590,000 for the comparable prior year periods. The 1999 amounts reflect increased marketing, promotional, and development activity. The fiscal 1999 amounts also include the selling, general and administrative expenses of Dynamic Dental and Equidyne, acquired in April and May 1998, respectively. The increase also includes $399,000 and $832,000 for the three and six month periods ended January 31, 1999, respectively, for amortization of deferred compensation for consultants and for options granted in connection with the acquisitions of Dynamic Dental and Equidyne. This amortization relates primarily to the deferred compensation recognized in connection with the Company's consulting agreement with Liviakis Financial Communications, and will be fully amortized as of March 15, 1999.

         Net loss for the three and six month periods ended January 31, 1999 were $1,356,000 or $.20 per share, and $2,642,000, or $.40 per share, compared to net profit of $64,000, or $.02 per share, and $44,000, or $.01 per share for the same periods in the prior fiscal year. The decrease in net results is primarily attributable to increased selling, general and administrative costs and decreased gross margins.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

         Working capital (deficit) of the Company at January 31, 1999 was $(1,118,000), compared to $793,000 at fiscal year ended July 31, 1998. The $1,911,000 decrease in working capital primarily reflects the effect of operating losses. In February 1999, the Company received gross proceeds of $1,600,000 upon a private placement of 1,600 shares of Series B Convertible Preferred Stock. As mentioned in Note 4, the Company used $650,000 of the proceeds to repay portions of its short-term indebtedness, and the remaining proceeds of $850,000 (net of offering costs of $100,000) is being used for general working capital purposes.

         The Company has incurred net losses of $1,356,000 and $2,642,000, respectively, for the three and six month periods ended January 31, 1999, as well as a net loss of $3,674,000 for the year ended July 31, 1998. This and other factors, such as working capital needed for the Company's operations, requires additional funding beyond that which the Company currently has available. The Company therefore will need to immediately raise additional capital.

         The Company announced on January 5, 1999, that it intends to change the Company's business strategy and direction in order to focus all of its resources on Equidyne, and the continued development of the INJEX(TM) system. The Company plans to affect this change through the sale of its audiometrics and U.S. dental (Dynamic Dental) business units. The proceeds from such sales would likely provide additional working capital, and reduce the Company's expected short-term working capital needs by eliminating the operating losses those business units have been incurring. In addition, the Company continues to seek other sources of additional working capital through equity and/or debt placements or secured financing. No assurance can be given that the Company's plans to sell its audiometrics and U.S. dental business units will be successfully achieved, or that such other financing arrangements will be obtained. Further, no assurance can be given that such sales or financing arrangements would be successfully completed within the necessary time frame and, if so, on terms not dilutive to existing stockholders.

         As a result of the foregoing, substantial doubt exists about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

================================================================================
         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------


                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

Summary...................................................................  2
Our Business..............................................................  2
This Offering.............................................................  3
Summary Financial and Operating
     Information..........................................................  4
Risk Factors..............................................................  5
Use of Proceeds........................................................... 11
Dividend Policy........................................................... 11
The Market for Our Stock and Other
     Stockholder Matters.................................................. 11
Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations........................................................... 12
Business.................................................................. 15
Legal Proceedings......................................................... 24
Management................................................................ 24
Executive Compensation.................................................... 25
Certain Relationships and Related
     Transactions......................................................... 28
Principal Stockholders.................................................... 29
Description of Securities................................................. 30
Selling Stockholders...................................................... 33
Plan of Distribution...................................................... 34
Legal Matters............................................................. 35
Experts................................................................... 35
Index to Consolidated Financial Statements............................... F-1


===============================================================================

===============================================================================



                                3,387,757  SHARES
                                  COMMOM STOCK





                                   AMERICAN
                                 ELECTROMEDICS
                                     CORP.






                                   ----------
                                   PROSPECTUS
                                   ----------









                                        , 1999
                                   -----






================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the By-laws of the Company provides in part that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

         Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view or all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The Company has purchased and maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of such insurance is to indemnify any officer or director of the Company against expenses, judgements, fines, attorney's fees and other amounts paid in settlements incurred by him, subject to certain exclusions. Such insurance does not insure against any such amount incurred by an officer or director as a result of his own dishonesty.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee                                                 $ 1,217.45

Legal Fees and Expenses...................................        20,000.00

Accounting Fees and Expenses..............................        10,000.00

Printing..................................................         1,000.00

Miscellaneous Expenses....................................         2,782.55
                                                                 ----------

         Total............................................       $35,000.00
                                                                 ==========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following is a summary of transactions by the Company during the last three years preceding the date hereof involving sales of the Company's securities that were not registered under the Securities Act.

         In January 1996, the Company purchased a fifty percent interest in Rosch GmbH Medizintechnik ("Rosch GmbH") from Andy Rosch ("Rosch") for a sum of cash and 100,000 shares of the Company's Common Stock. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

         In October 1996, the Company completed a private placement of 12 Units at a price of $75,000 per Unit to a group of accredited investors. Each Unit consisted of a $60,000 principal amount 14% Convertible Subordinated Debenture due October 31, 1999 (a "Debenture") and 20,000 shares of the Company's Common Stock, or an aggregate of $720,000 principal amount of Debentures and 48,000 shares of Common Stock. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

         In November 1997, the Company issued 720,000 shares of Common Stock upon the conversion of the Debentures. The Company relied on the exemption provided by Section 3(a)(9) of the Securities Act.

         In November 1997, the Company completed a private placement of 1,050,000 shares of Common Stock at a purchase price of $1.00 per share to a group of accredited investors. The Company relied on the exemption provided by
Section 4(2) of the Securities Act.

         In December 1997, the Company purchased the remaining fifty percent interest in Rosch GmbH from Rosch and a forty-five percent interest in Meditronic Medizinelektronik for a sum of cash and 210,000 shares of the Company's Common Stock. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

         In February 1998, the Company issued 1,000,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock, exercisable at $1.00 per share for four years, in payment of the fee under a financial consulting agreement between the Company and Liviakis Financial Communications, Inc. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

         In April 1998, pursuant to an Agreement and Plan of Merger, dated as of April 30, 1998, by and among the Company, Dynamic Dental Acquisition Corporation, a wholly-owned subsidiary of the Company, Dynamic Dental Systems, Inc. ("Dynamic Dental"), Henry J. Rhodes, Charles S. Aviles, Jr., and Barry A. Hochstadt, the Company acquired all of the outstanding shares of common stock of Dynamic Dental for a sum of cash and 750,000 shares of the Company's Common Stock. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

         In May 1998, pursuant to an Agreement and Plan of Merger, dated as of March 27, 1998, by and among the Company, Equidyne Acquisition Corporation, a wholly-owned subsidiary of the Company, and Equidyne Systems, Incorporated ("Equidyne"), the Company acquired all of the outstanding shares of common stock of Equidyne for 600,000 shares of the Company's Common Stock. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

         In May 1998, the Company closed the private placement of three tranches of 1,000 shares each of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), to one accredited investor (the "Purchaser") at a purchase price of $1,000 per share or an aggregate purchase price of $3 million, pursuant to a Securities Purchase Agreement, dated as of May 5, 1998 (the "Purchase Agreement"), among the Company, West End Capital LLC ("West End") and the Purchaser. As part of its entry into the Purchase Agreement, the Company entered into a Warrant Agreement. Concurrently with the closing for the first tranche of Series A Preferred Stock, the Company issued warrants under the Warrant Agreement (the "Warrants") to West End for the purchase of 50,000 shares of the Company's Common Stock at an exercise price of $4.80 per share for three years. The Company also issued Warrants for the purchase of 30,000 shares of Common Stock to the placement agent, exercisable at $4.40 per share for three years. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

         In February 1999, the Company closed the private placement of 1,600 shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock") to three accredited investors (the "Purchasers") at a purchase price of $1,000 per share or an aggregate purchase price of $1,600,000, pursuant to a Securities Purchase Agreement, dated as of February 2, 1999 (the "Purchase Agreement"), among the Company and the Purchasers. As a part of their entry into the Purchase Agreement, the Company entered into Warrant Agreements pursuant to which the Company issued warrants ("Warrants") for the purchase of 25,000 shares of the Company's common stock at an exercise price of $3.00 per share for three years. The Company relied on the exemption provided by Section 4(2) of the Securities Act.


ITEM 27.     EXHIBITS.

EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
-----------------------------

3.1.1 Certificate of Incorporation of the Company (filed as Exhibit 3(a)(1) to Registration No. 2-71775, and incorporated herein by reference).

3.1.2 Certificate of Amendment to Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on January 27, 1987 (filed as Exhibit 3(a)(2) to the Company's Form 10-Q for the fiscal quarter ended January 31, 1987, and incorporated herein by reference).

3.1.3 Certificate of Amendment to Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on October 9, 1990 (filed as Exhibit 3(a)(3) to the Company's Form 10-K for the fiscal year ended July 28, 1990, and incorporated herein by reference).

3.1.4 Certificate of Amendment to Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 7, 1996 (filed as Exhibit 3.1.4 to the Company's Form 10-K for the fiscal year ended July 31, 1997, and incorporated herein by reference).

3.1.5 Certificate of Amendment to Certificate of Incorporation of the Company filed with the Secretary of State on May 4, 1998 (filed as
              Exhibit 2.1 to the Company's Form 8-K for an event of May 5, 1998 (the "May 1998 Form 8-K"), and incorporated herein by reference).

3.1.6 Certificate of Designations of Series A Convertible Preferred Stock of the Company (filed with the Secretary of State of Delaware on May 5, 1998, filed as Exhibit 2.2 to the May 1998 Form 8-K, and incorporated herein by reference).

3.1.7 Certificate of Designation for Series B 5% Convertible Preferred Stock, filed with the Secretary of State of Delaware on February 3, 1999 (filed as Exhibit 3.1 to the Company's Form 8-K for an event of February 3, 1999 (the "February 1999 Form 8-K"), and incorporated herein by reference).

3.2           By-Laws of the Company (filed as Exhibit 3(b) to Registration No.
              2-71775, and incorporated herein by reference).

3.3 Amendments to the By-Laws of the Company (filed as Exhibit 3(c) to the Company's 1990 Form 10-K and incorporated herein by reference).

4.1 Form of Common Stock Certificate (filed as Exhibit 4 to Registration No. 2071775 and incorporated herein by reference).

5.*           Opinion of Thelen, Reid & Priest LLP.

10.1 Commercial Lease, dated March 23, 1998, by and between Mareld Company, Inc. and the Company (filed as Exhibit 10.1 to Registration Statement No. 333-58937 and incorporated herein by reference).

10.2.1 1983 Incentive Stock Option Plan (filed as Exhibit A to the Company's Information Statement, and incorporated herein by reference).

10.2.2        Form of 1983 Incentive Stock Option Certificate (filed as Exhibit
              (10)-12 to the Company's Form 10-K for the fiscal year ended July 28, 1984 ["1984 Form 10-K"] and incorporated herein by reference).

10.3.1 1983 Non-Qualified Stock Option Plan (filed as Exhibit B to the Company's 1983 Information Statement, and incorporated herein by reference).

10.3.2 Form of 1983 Non-Qualified Stock Option Certificate (filed as Exhibit (10)-13 to the Company's 1984 Form 10-K, and incorporated herein by reference).

10.4 1996 Stock Option Plan (filed as Exhibit A to the Company's 1996 Proxy Statement, and incorporated herein by reference).

10.5 Form of Employment Agreement, dated as of July, 31, 1995, between the Company and Noel A. Wren (filed as Exhibit 10.5 to the Company's Form 10-KSB for the fiscal year ended July 29, 1995 (the "1995 Form 10-KSB"), and incorporated herein by reference).

10.6 Consulting Agreement, dated as of March 24, 1995, between the Company and Alan Gelband Company, Inc. (filed as Exhibit 10.6 to the Company's 1995 Form 10-KSB, and incorporated herein by reference).

10.7 Stock Purchase Agreement, dated January 11, 1996, between the Company and Andy Rosch (filed as Exhibit 1 to the Company's Form 8-K for an event of January 11, 1996, and incorporated herein by reference).

10.8.1 Loan Agreement, dated October 4, 1996, between the Company and Citizens Bank New Hampshire (the "Bank") (filed as Exhibit 10.9.1 to the Company's Form 10-KSB for the fiscal year ended July 27, 1996 (the "1996 Form 10-KSB") and incorporated herein by reference).

10.8.2 Security Agreement, dated October 4, 1996, between the Company and the Bank (filed as Exhibit 10.9.2 to the Company's 1996 form 10-KSB, and incorporated herein by reference).

10.8.3 Revolving Line of Credit Promissory Note, dated October 4, 1996, from the Company to the Bank (filed as Exhibit 10.9.3 to the Company's 1996 Form 10-KSB, and incorporated herein by reference).

10.8.4 Term Promissory Note, dated October 4, 1996, from the Company to the Bank (filed as Exhibit 10.9.4 to the Company's 1996 Form 10-KSB, and incorporated herein by reference).

10.9 Form of 14% Convertible Subordinated Debenture, due October 31, 1999 (filed as Exhibit 4 to the Company's Form 8-K for an event of October 25, 1996, and incorporated herein by reference).

10.10 Amended Employment Agreement, dated as of January 1, 1998, between the Company and Thomas A. Slamecka (filed an Exhibit 10.10 to Registration Statement No. 333-58937 and incorporated herein by reference).

10.11 Employment Agreement, dated January 1, 1998, between the Company and Michael T. Pieniazek (filed as Exhibit 10.11 to Registration Statement No. 333-58937 and incorporated herein by reference).

10.12 Forbearance and Workout Agreement, dated October 28, 1997, between Registrant and the Bank (filed as Exhibit 10.12 to Registrant's Form 10-K for the fiscal year ended July 31, 1997 ("1997 Form 10-K") and incorporated herein by reference).

10.13 Standstill Agreement, dated October 1, 1997, between Registrant and Alan Gelband (filed as Exhibit 10.13 to the Company's 1997 Form 10-K and incorporated herein by reference).

10.14 Contract of Employment between Rosch GmbH Medizintechnik and Andy Rosch effective January 1, 1996 (filed as Exhibit 10.14 to Registration Statement No. 333-58937 and incorporated herein by reference).

10.15 Agreement and Plan of Merger, dated as of April 30, 1998, among the Company, Dynamic Dental Acquisition Corporation, Dynamic Dental Systems, Inc. ("Dynamic Dental") and others (without Exhibits or Schedules thereto) (filed as Exhibit 2.3 to the May 1998 Form 8-K and incorporated herein by reference).

10.16 Certificate of Merger between Dynamic Dental Acquisition Corporation and Dynamic Dental, filed with the Secretary of State of Delaware on May 5, 1998 (filed as Exhibit 2.4 to the May 1998 Form 8-K and incorporated herein by reference).

10.17 Agreement and Plan of Merger, dated as of March 27, 1998, among the Company, Equidyne Acquisition Corporation and Equidyne Systems Inc. ("Equidyne") (incorporated by reference to Exhibit 2 to the Company's Form 8-K for an event of March 27, 1998).

10.18 Employment Agreement, dated as of April 30, 1998, by and between Dental Dynamic Systems, Inc. and Henry J. Rhodes (filed as Exhibit
              2.8 to the May 1998 Form 8-K and incorporated herein by reference).

10.19 Employment Agreement, dated as of May 11, 1998, by and between Equidyne Systems, Inc. and Lawrence Petersen (filed as Exhibit 2.9 to the May 1998 Form 8-K and incorporated herein by reference).

10.20 Securities Purchase Agreement, dated as of May 5, 1998, among the Company, West End Capital LLC and the Purchaser listed therein (filed as Exhibit 10.1 to the May 1998 Form 8-K and incorporated herein by reference).

10.21         Form of Warrant issued to West End Capital LLC (filed as Exhibit
              10.2 to the May 1998 Form 8- K and incorporated herein by reference).

10.22 Registration Rights Agreement, dated as of May 5, 1998, among the Company, West End Capital LLC and the Purchaser listed therein (filed as Exhibit 10.3 to the May 1998 Form 8-K and incorporated herein by reference).

10.23 Stock Purchase Option Agreement, dated November 1, 1997, between the Company and Andy Rosch (without exhibits) (filed as Exhibit
              10.1 to the Company's Quarterly Report on Form 10-QSB for the period ended October 31, 1997 and incorporated herein by reference).

10.24 Consulting Agreement, dated February 19, 1998, between the Company and Liviakis Financial. Communications, Inc. (filed as Exhibit
              10.1 to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 1998 and incorporated herein by reference).

10.25 Form of Stock Purchase Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed to report an event of November 26, 1997 and incorporated herein by reference).

10.26 Promissory Note, dated September 19, 1998, between the Company and Guardian Financial Services, Inc. (filed as Exhibit 10.26 to Amendment No. 3 to Registration Statement No. 333- 58937 and incorporated herein by reference).

10.27 Promissory Note, dated September 23, 1998, between the Company and Sovereign Partners L.P. (filed as Exhibit 10.27 to Amendment No. 3 to Registration Statement No. 333-58937 and incorporated herein by reference).

10.28.1 Form of Securities Purchase Agreement for the sale of Series B Preferred Stock (without exhibits) (filed as Exhibit 10.1 to the February 1999 Form 8-K and incorporated herein by reference).

10.28.2 Form of Warrant Agreement (filed as Exhibit 10.2 to the February 1999 Form 8-K and incorporated herein by reference).

10.28.3 Form of Registration Rights Agreement (filed as Exhibit 10.3 to the February 1999 Form 8-K and incorporated herein by reference).

10.29 Distribution Agreement, dated as of January 1, 1999, between Equidyne and Precision Medmark, Inc. (filed as Exhibit 10.29 to Amendment No. 3 to Registration Statement No. 333-58937 and incorporated herein by reference).

21. List of subsidiaries (filed as Exhibit 21 to Registration Statement No. 333-58937 and incorporated herein by reference).

23.1**        Consent of Ernst & Young LLP

23.2*         Consent of Thelen Reid & Priest LLP (to be included as part of
              Exhibit 5).

24            Power of Attorney (included on p. II-8).

-------------------------------------
*        To be filed by amendment.

**       Filed herewith.

ITEM 28.  UNDERTAKINGS.


         UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(A).

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) to include any additional or changed material information with respect to the plan of distribution.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

UNDERTAKING REQUIRED BY REGULATION S-B, ITEM 512(E).

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the DGCL or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN AMHERST, NEW HAMPSHIRE, ON THE 31ST DAY OF MARCH, 1999.



                           AMERICAN ELECTROMEDICS CORP.


                           BY:/s/ Thomas A. Slamecka
                              --------------------------------------------
                                    Thomas A. Slamecka
                                    Chairman of the Board


                                POWER OF ATTORNEY

     EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS MICHAEL T. PIENIAZEK AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW AND TO FILE WITH THE COMMISSION, ANY AND ALL AMENDMENTS INCLUDING POST-EFFECTIVE AMENDMENTS, TO THE REGISTRATION STATEMENT.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


               SIGNATURE                     TITLE                    DATE
               ---------                     -----                    ----


/s/ Thomas A. Slamecka               Chairman of the Board       March 31, 1999
-----------------------------
     Thomas A. Slamecka

/s/ Michael T. Pieniazek
-----------------------------        President and Chief         March 31, 1999
     Michael T. Pieniazek            Financial Officer


-----------------------------        Director                    March   , 1999
     Blake C. Davenport

/s/ Andy Rosch
-----------------------------        Director                    March 31, 1999
     Andy Rosch

/s/ Marcus R. Rowan
-----------------------------        Director                    March 31, 1999
     Marcus R. Rowan

                                  EXHIBIT INDEX
                                  -------------

Exhibit
-------


23.1          Consent of Ernst & Young LLP